EXHIBIT 2.9

EXECUTION VERSION

ULTRAPAR INTERNATIONAL S.A.

as Issuer

ULTRAPAR PARTICIPAÇÕES S.A. AND IPIRANGA PRODUTOS DE PETRÓLEO S.A.

as Guarantors

THE BANK OF NEW YORK MELLON

as Trustee, Transfer Agent and Registrar

THE BANK OF NEW YORK MELLON

as Principal Paying Agent

and

THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A.

as Luxembourg Paying Agent and Luxembourg Transfer Agent

Indenture

Dated as of October 6, 2016

US$750,000,000 5.250% Notes Due 2026

Unconditionally and Irrevocably Guaranteed by

Ultrapar Participações S.A. and Ipiranga Produtos de Petróleo S.A.

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EXHIBITS
EXHIBIT A Form of Note	A-1
EXHIBIT B Restricted Legend	B-1
EXHIBIT C DTC Legend	C-1
EXHIBIT D Regulation S Certificate	D-1
EXHIBIT E Rule 144A Certificate	E-1

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INDENTURE, dated as of October 6, 2016, between ULTRAPAR INTERNATIONAL S.A., a public limited liability company (société anonyme) organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 6 rue Eugène Ruppert, L-2458 Luxembourg and registered with the Luxembourg Trade and Companies Register (Registre de commerce et des sociétés, Luxembourg) under number B 208982, as the Issuer, ULTRAPAR PARTICIPAÇÕES S.A. and IPIRANGA PRODUTOS DE PETRÓLEO S.A. as the Guarantors, THE BANK OF NEW YORK MELLON as Trustee, Transfer Agent, Registrar and Paying Agent, THE BANK OF NEW YORK MELLON as Principal Paying Agent, and THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A. as Luxembourg Paying Agent and Luxembourg Transfer Agent.

RECITALS

The Issuer has duly authorized the execution and delivery of the Indenture to provide for the issuance of up to US$750,000,000 aggregate principal amount of the Issuer’s 5.250% Notes due 2026, and, if and when issued, any Additional Notes as provided herein (the “Notes”). All things necessary to make the Indenture a valid and binding agreement of the Issuer, in accordance with its terms, have been done, and the Issuer has done all things necessary to make the Notes (in the case of the Additional Notes, when duly authorized), when executed by the Issuer and authenticated and delivered by the Trustee and duly issued by the Issuer, the valid obligations of the Issuer as hereinafter provided. The Notes will be fully, irrevocably and unconditionally guaranteed by Ultrapar Participações S.A. (“Ultrapar”), as a Guarantor, and Ipiranga Produtos de Petróleo S.A. (“Ipiranga”), as a Guarantor, on a joint and several basis as hereinafter provided in Article 10 (the “Guarantees”). All things necessary to make the Indenture a valid and binding agreement of the Guarantors, in accordance with its terms, have been done, and each Guarantor has done all things necessary to make the Guarantees of the Guarantor when executed by the Guarantor, the valid, legal and binding obligation of each Guarantor.

WITNESSETH

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“Additional Amounts” has the meaning assigned to such term in Section 3.01.

“Additional Notes” means any Notes issued under the Indenture in addition to the Initial Notes, having the same terms in all respects as the Initial Notes except that interest will accrue on the Additional Notes from their date of issuance, provided, however, that such Additional Notes shall either be (1) fungible with the Initial Notes for U.S. federal income tax purposes or (2) issued under a separate CUSIP or other identifying number.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means any Registrar, Paying Agent, Transfer Agent or Authenticating Agent, as duly appointed by the Issuer or by the Trustee in the case of the Authenticating Agent.

“Agent Member” means a member of, or a participant in, the Depositary.

“Applicable GAAP” means the accepted accounting principles in Brazil or/and the International Financial Reporting Standards (IFRS) as in effect from time to time.

“Authenticating Agent” refers to the Trustee’s designee for authentication of the Notes.

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-in Powers” means any Write-down and Conversion Powers as defined in relation to the relevant Bail-in Legislation.

“bankruptcy default” has the meaning assigned to such term in Article 6.

“BNDES” means Brazilian National Bank for Economic and Social Development.

“Board of Directors” means the board of directors or comparable governing body of the Issuer, or any committee thereof duly authorized to act on its behalf.

“Board Resolution” means a resolution duly adopted by the Board of Directors and remains in full force and effect as of the date of its certification.

“Brazil” means the Federative Republic of Brazil.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Liability” has the same meaning as in such laws, regulations, rules or requirements implementing the BRRD under the applicable Bail-in Legislation.

“BRRD Party” means any entity subject to Bail-in Powers.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City or in the City of São Paulo or in the city where the Corporate Trust Office of the Trustee is located are authorized by law to close.

“Capital Lease” means, with respect to any Person, any lease of any properties or assets which, in conformity with Applicable GAAP, is required to be capitalized on the balance sheet of such Person.

“Capital Stock” means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the Holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.

“Cash Equivalents” means:

(1) Brazilian reais, United States dollars, or money in other currencies received in the ordinary course of business that are convertible into United States dollars within three months;

(2) any evidence of Debt with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the Federative Republic of Brazil or the United States of America or any agency or instrumentality thereof, provided that the full faith and credit of the Federative Republic of Brazil or the United States of America is pledged in support thereof;

(3) (i) demand deposits, (ii) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, (iii) bankers’ acceptances with maturities not exceeding one year from the date of acquisition, and (iv) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the Federative Republic of Brazil or any political subdivision thereof or the United States or any state thereof having capital, surplus and undivided profits in excess of U.S.$500 million whose short-term debt is rated “A-2” or higher by S&P or “P-2” or higher by Moody’s;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the type described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper rated at least P 1 by Moody’s or A 1 by S&P and maturing within six months after the date of acquisition; and

(6) money market funds at least 95% of the assets of which consist of investments of the type described in clauses (1) through (5) above.

“Central Bank” means the Central Bank of Brazil (Banco Central do Brasil).

“Certificated Note” means a Note in registered individual form without interest coupons.

“Change of Control” means: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Ultrapar and its Subsidiaries, taken as a whole, to any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) other than to one or more of the Permitted Holders; or (2) the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) but excluding any one or more of the Permitted Holders (x) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of Ultrapar, measured by voting power rather than number of shares or (y) becomes entitled to elect a majority of the board of directors of Ultrapar.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any redemption date (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Consolidated Net Tangible Assets” means the total amount of assets of Ultrapar and its Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write ups of capital assets subsequent to the Issue Date, after deducting therefrom (i) all current liabilities of Ultrapar and its Subsidiaries (excluding intercompany items) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles of Ultrapar and its Subsidiaries as set forth on the most recent financial statements delivered (or deemed to be delivered) by Ultrapar to the Trustee pursuant to Section 4.09 in each case in accordance with Applicable GAAP.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee is principally administered, which at the date of this Indenture is located at 101 Barclay Street, Floor 7E, New York, New York 10286, Attention: Global Corporate Trust.

“Debt” means, with respect to any Person, without duplication,

(a) all indebtedness of such Person for borrowed money, including advances from customers;

(b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(c) all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments, excluding obligations in respect of trade letters of credit, bankers’ acceptances or other similar instruments issued in respect of trade accounts payables to the extent not drawn upon or presented, or, if drawn upon or presented, to the extent the resulting obligation of the Person is paid within 10 Business Days;

(d) all obligations of such Person as lessee under Capital Leases;

(e) all Debt of other Persons Guaranteed by such Person to the extent so Guaranteed;

(f) all Debt of other Persons secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; and

(g) all obligations of such Person under Hedging Agreements.

The amount of Debt of any Person will be deemed to be:

(a) with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation;

(b) with respect to Debt secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the fair market value of such asset on the date the Lien attached and (y) the amount of such Debt;

(c) with respect to any Debt issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt;

(d) with respect to any Hedging Agreement, the net amount of termination or liquidation payments that would be due to (or plus the net amount of termination or liquidation payments that would be payable by) in respect of any Hedging Agreements at such time if such payments were to become due at such time, except for those Hedging Agreements which are stated at cost plus accrued income (on a “pro rata temporis” basis); and

(e) otherwise, the outstanding principal amount thereof.

The principal amount of any Debt or other obligation that is denominated in any currency other than United States dollars (after giving effect to any Hedging Agreement in respect thereof) shall be the amount thereof, as determined pursuant to the foregoing sentence, converted into United States dollars at the Spot Rate in effect on the date of determination.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means the depositary of each Global Note, which will initially be DTC.

“Designated Affiliate” means, at any time, one or more Persons designated by Ultrapar to be the purchaser of notes under an Offer to Purchase.

“Dollars” means United States Dollars in immediately available funds.

“DTC” means The Depository Trust Company, a New York corporation, and its successors.

“DTC Legend” means the legend set forth in Exhibit C.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/.

“Event of Default” has the meaning assigned to such term in Article 6.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Global Note” means a Note in registered global form without interest coupons.

“Guarantee” means any obligation of a Person to pay the Debt of another Person, including without limitation:

(1) an obligation to pay or purchase such Debt;

(2) an obligation to lend money or to purchase or subscribe shares or other securities or to purchase assets or services in order to provide funds for the payment of such Debt; or

(3) any other agreement to be responsible for such Debt.

The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means, at any time, each Person guaranteeing the Issuer’s obligations under this Indenture.

“Hedging Agreement” means (i) any interest rate swap agreement, interest rate cap agreement or other agreement designed to protect against fluctuations in interest rates or (ii) any foreign exchange forward contract, currency swap agreement or other agreement designed to protect against fluctuations in foreign exchange rates or (iii) any commodity or raw material futures contract or any other agreement designed to protect against fluctuations in raw material prices.

“Holder” or “Noteholder” means the registered holder of any Note.

“Incur” means, with respect to any Debt or Capital Stock, to incur, create, issue, assume or guaranty such Debt or Capital Stock. If any Person becomes a Subsidiary on any date after the date of this Indenture, the Debt and Capital Stock of such Person outstanding on such date will be deemed to have been Incurred by such Person on such date. The accretion of original issue discount or payment of interest in kind will not be considered an Incurrence of Debt.

“Indenture” means this indenture, as amended or supplemented from time to time.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by Ultrapar.

“Initial Notes” means the Notes issued on the date hereof.

“Initial Purchaser” or “Initial Purchasers” means any initial purchaser or initial purchasers party to a purchase agreement with the Issuer relating to the sale of the Notes or Additional Notes by the Issuer.

“Interest Payment Date” means each April 6 and October 6 of each year, commencing April 6, 2017.

“Investment Grade” means BBB- or higher by Standard & Poor’s, Baa3 or higher by Moody’s or BBB-or higher by Fitch, or the equivalent of such global ratings by Standard & Poor’s, Moody’s or Fitch.

“Issue Date” means the date on which the Notes are originally issued under this Indenture.

“Issuer” means the party named as such in the first paragraph of this Indenture or any successor obligor under this Indenture and the Notes pursuant to Section 5.01.

“Lien” means any mortgage, pledge, lien, hypothecation, security interest, sale- leaseback arrangement, preferential arrangement or other charge or encumbrance, or any similar arrangement, including any equivalent created or arising under the laws of Brazil, Luxembourg or the United States, as the case may be.

“Luxembourg Paying Agent” means The Bank of New York Mellon (Luxembourg) S.A., or such other Luxembourg paying agent as the Issuer shall appoint.

“Luxembourg Transfer Agent” means The Bank of New York Mellon (Luxembourg) S.A., or such other Luxembourg transfer agent as the Issuer shall appoint.

“Moody’s” means Moody’s Investors Services.

“Material Adverse Effect” means a material adverse effect on (a) the financial condition, business, properties or results of operation of the Issuer or the Guarantors and its Subsidiaries, taken as a whole or (b) the rights of the Trustee, acting on behalf of the Noteholders, or such Noteholders, under the Indenture and the Notes.

“Maturity Date” means October 6, 2026.

“Minimum Withholding Level” has the meaning assigned to such term in Section 3.03.

“Non U.S. Person” has the meaning assigned to such term in Regulation S.

“Notes” has the meaning assigned to such term in the Recitals.

“obligations” means, with respect to any Debt, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to such Debt, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.

“Offering Memorandum” means the final offering memorandum dated September 29, 2016 prepared by the Issuer in connection with the Notes.

“Officer” means a director, the president or chief executive officer, any vice president, the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, of each of the Issuer and the Guarantors, as applicable, or any other Person duly appointed by the shareholders of each of the Issuer and the Guarantors, as applicable, or the Board of Directors to perform corporate duties.

“Officer’s Certificate” means a certificate of each of the Issuer and the Guarantors, as applicable, signed in the name of (i) the Issuer, as applicable, by any director, the president or chief executive officer, any vice president, the chief financial officer, the treasurer or any assistant treasurer or the secretary or any assistant secretary of the Issuer and (ii) each Guarantor, as applicable, by any two of a director, the president or chief executive officer, any vice president, the chief financial officer, the treasurer or any assistant treasurer or the secretary or any assistant secretary of each Guarantor.

“Offshore Global Note” means a Global Note representing Notes issued and sold pursuant to Regulation S.

“Opinion of Counsel” means a written opinion signed by legal counsel reasonably acceptable to the Trustee.

“Outstanding”, shall have the meaning given to it in Section 2.05.

“Paying Agent” refers to the Principal Paying Agent, the Luxembourg Paying Agent, The Bank of New York Mellon in its capacity as paying agent, and such other paying agents as the Issuer shall appoint.

“Payment Date” means an Interest Payment Date or any other date on which payments on the Notes in respect of principal, interest or other amounts, including as a result of any acceleration of the Notes, are required to be paid pursuant to this Indenture and the Notes.

“Permitted Holder means Ultra S.A. Participações or any Affiliate thereof.

“Permitted Liens” means:

(1) Liens existing on the Issue Date;

(2) Liens securing the Notes or any Guarantees of the Notes;

(3) Liens incurred in the ordinary course of business not securing Debt and not in the aggregate materially detracting from the value of the properties or their use in the operation of the business of Ultrapar and its Subsidiaries;

(4) Liens (including the interest of a lessor under a Capital Lease) on properties or assets or the Capital Stock of any Person owning such properties or assets that secure Debt Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of such properties, assets or capital stock and which attach within 365 days after the date of the purchase of such properties or assets or the completion of construction or improvement;

(5) Liens granted in favor of any Brazilian governmental financial institution (including but not limited to BNDES and the BNDES system) and any multilateral or foreign governmental financial institution or development agency;

(6) Liens on properties, assets or capital stock of a Person at the time such Person becomes a Subsidiary of Ultrapar, including Liens incurred in contemplation of the transaction in which such Person became a Subsidiary of Ultrapar provided that such Liens do not extend to any other properties assets or capital stock of Ultrapar or any Subsidiary;

(7) Liens on properties or assets at the time Ultrapar or any of its Subsidiaries acquires such properties or assets, including any acquisition by means of merger or consolidation with or into Ultrapar or a Subsidiary, and including Liens incurred in contemplation of any such acquisition of property or assets provided that such Liens do not extend to any other properties or assets of Ultrapar or any Subsidiary;

(8) Liens securing Hedging Agreements so long as such Hedging Agreements are entered into in the ordinary course of business and not for speculative purposes;

(9) Liens on the receivables of Ultrapar or any of its Subsidiaries securing obligations under any working capital facility entered into in the ordinary course of business; provided that the aggregate amount of receivables securing Debt shall not exceed 80% of Ultrapar’s and its Subsidiaries’ aggregate outstanding receivables from time to time;

(10) Liens in favor of surety bonds or letters of credit issued pursuant to the request of, and for the account of, a Person in the ordinary course of its business;

(11) extensions, renewals or replacements of any Liens referred to in clauses (1) to (9) in connection with the refinancing of the obligations secured thereby, provided that such Lien does not extend to any other properties or assets and the amount secured by such Lien is not increased;

(12) any rights of set-off of any Person with respect to any deposit account of Ultrapar or any of its Subsidiaries arising in the ordinary course of business;

(13) any Lien securing taxes, assessments and other governmental charges, the payment of which are not yet due or are being contested in good faith by appropriate proceedings and for which such reserves or other appropriate provisions, if any, have been established as required by Applicable GAAP;

(14) minor defects, easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, licenses, restrictions on the use of property or assets or minor imperfections in title that do not materially impair the value or use of the property or assets affected thereby, and any leases and subleases of real property that do not interfere with the ordinary conduct of the business of Ultrapar or any of its Subsidiaries, and which are made on customary and usual terms applicable to similar properties; and

(15) other Liens securing obligations in an aggregate amount not exceeding the greater of: (i) U.S.$150 million (or the equivalent thereof at the time of determination) and (ii) 15% of the Consolidated Net Tangible Assets.

“Person” means any individual, company, corporation, firm, partnership, limited liability company, joint venture, association, organization, state or agency of a state or other entity, whether or not having separate legal personality.

“principal” of any Debt means the principal amount of such Debt, (or if such Debt was issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt), together with, unless the context otherwise indicates, any premium then payable on such Debt.

“Principal Paying Agent” means The Bank of New York Mellon, or such other principal paying agent as the Issuer shall appoint.

“Rating Agency” means each of (1) Standard & Poor’s, (2) Moody’s and (3) Fitch, or their respective successors; provided that if any of Standard & Poor’s, Moody’s or Fitch ceases to rate the notes or fails to make a rating on the notes publicly available, Ultrapar will appoint a replacement for such Rating Agency that is a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act.

“Rating Decline” means that at any time within 90 days (which period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by either Rating Agency) after the date of public notice of a Change of Control, or of the Issuer’s or Ultrapar’s intention, or that of any Person, to effect a Change of Control (i) in the event the notes are assigned an Investment Grade rating by at least two of the Rating Agencies prior to such public notice, the rating of the notes by at least two of the Rating Agencies shall be below an Investment Grade rating; or (ii) in the event the notes are rated below an Investment Grade rating by at least two of the Rating Agencies prior to such public notice, the rating of the notes by at least two of the Rating Agencies shall be decreased by one or more categories; provided that any such Rating Decline is in whole or in part in connection with a Change of Control.

“Reference Treasury Dealer” means Morgan Stanley & Co. Incorporated or its affiliates which are primary United States government securities dealers and three other leading primary United States government securities dealers in New York City reasonably designated by the Issuer; provided, however, that if any of the foregoing shall cease to be a primary United States government securities dealer in New York City (a “Primary Treasury Dealer”), Ultrapar will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m. New York time on the third Business Day preceding such redemption date.

“Register” has the meaning assigned to such term in Section 2.09.

“Registrar” means The Bank of New York Mellon.

“Regular Record Date” for the interest or principal payable on any Payment Date means March 22 or September 21 (whether or not a Business Day) immediately preceding such Payment Date.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Certificate” means a certificate substantially in the form of Exhibit D hereto.

“Relevant Date” means, with respect to any payment on a Note, whichever is the later of: (i) the date on which such payment first becomes due; and (ii) if the full amount payable has not been received by the Trustee on or prior to such due date, the date on which notice is given to the Holders that the full amount has been received by the Trustee.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant BRRD Party.

“Responsible Officer of the Trustee” means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, secretary, assistant secretary, treasurer, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Legend” means the legend set forth in Exhibit B.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Certificate” means (i) a certificate substantially in the form of Exhibit E hereto or (ii) a written certification addressed to the Issuer and the Trustee to the effect that the Person making such certification (x) is acquiring such Note (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information to the extent that the Issuer is not then subject to Section 13 or 15(d) of the Exchange Act, or is not exempt from reporting pursuant to Rule 12g3 2(b) under the Exchange Act.

“S&P” means Standard & Poor’s.

“SEC” or “Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Significant Subsidiary” means any Subsidiary of Ultrapar which at the time of determination had assets which, as of the date of Ultrapar’s most recent quarterly consolidated balance sheet, constituted at least 10% of Ultrapar’s total assets, determined on the basis of the consolidated assets of Ultrapar and its Subsidiaries as of such date, after giving pro forma effect to any acquisition or disposition of companies, divisions, lines of business, operations or asserts by Ultrapar and its Subsidiaries subsequent to the date of such consolidated balance sheet.

“Spot Rate” means, for any currency, the spot rate at which that currency is offered for sale against United States dollars as published in The Wall Street Journal on the Business Day immediately preceding the date of determination or, if that rate is not available in that publication, as published in any publicly available source of similar market data, as determined by the Issuer.

“Stated Maturity” means (i) with respect to any Debt, the date specified as the fixed date on which the final installment of principal of such Debt is due and payable or (ii) with respect to any scheduled installment of principal of or interest on any Debt, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Debt.

“Subsidiary” means, in respect of any specified Person at any particular time, any other Person:

(1) whose affairs and policies such Person controls or has the power to control, whether by ownership of share capital, contract, the power to appoint or remove members of the governing body of such other Person or otherwise; or

(2) whose financial statements are, in accordance with applicable law and generally accepted accounting principles or standards, consolidated with those of such Person.

“Successor Corporation” has the meaning assigned to such term in Section 5.01.

“Transfer Agent” refers to The Bank of New York Mellon in its capacity as transfer agent, the Luxembourg Transfer Agent and such other transfer agents as the Issuer shall appoint.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, as calculated by the Issuer.

“Trust Indenture Act” or “TIA” means the U.S. Trust Indenture Act of 1939, as amended and as in force at the date as of which this Indenture was executed.

“Trustee” means the party named as such in the first paragraph of this Indenture or any successor trustee under this Indenture pursuant to Article 7.

“U.S. Global Note” means a Global Note that bears the Restricted Legend representing Notes issued and sold pursuant to Rule 144A.

“U.S. Government Obligations” means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agent or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.

“Voting Stock” means, with respect to Ultrapar as of any date, the Capital Stock of Ultrapar that is at the time entitled to vote generally in the election of the Board of Directors of Ultrapar and in respect of other matters presented at shareholders’ meetings of Ultrapar.

“Wholly-owned Subsidiary” means a Subsidiary of which at least 95% of the Capital Stock (other than directors’ qualifying shares) is owned by Ultrapar, by one or more Wholly-owned Subsidiaries of Ultrapar or by Ultrapar and one or more Wholly- owned Subsidiaries of Ultrapar.

Section 1.02. Rules of Construction. Unless the context otherwise requires or except as otherwise expressly provided,

(i) an accounting term not otherwise defined has the meaning assigned to it in accordance with Applicable GAAP;

(ii) “herein,” “hereof” and other words of similar import refer to the Indenture as a whole and not to any particular Section, Article or other subdivision;

(iii) all references to “Dollars” US$ and “$” shall mean the lawful currency of the United States of America;

(iv) all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to the Indenture unless otherwise indicated;

(v) references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations);

(vi) in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions, the Issuer may classify such transaction as it, in its sole discretion, determines;

(vii) words in the singular include the plural, and in the plural include the singular; and

(viii) all other terms used herein which are defined in the TIA, either directly or by reference therein, have the meanings assigned to them therein, and the terms “cash transaction” and “self-liquidating paper,” as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the TIA.

ARTICLE 2

THE NOTES

Section 2.01. Form, Dating and Denominations; Legends.

(a) The Notes and the Trustee’s certificate of authentication will be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of the Notes annexed as Exhibit A constitute, and are hereby expressly made, a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Issuer is subject, or usage. Each Note will be dated the date of its authentication. The Notes will be issuable in denominations of US$200,000 in original principal amount and any multiple of US$1,000 in excess thereof.

(b) (i) Except as otherwise provided in paragraph (c) below or Section 2.09(b)(iv), each Initial Note or Additional Note will bear the Restricted Legend.

  (ii) Each Global Note, whether or not an Initial Note or Additional Note, will bear the DTC Legend.

  (iii) Initial Notes and Additional Notes offered and sold in reliance on Regulation S will be issued as provided herein.

  (iv) Initial Notes and Additional Notes offered and sold in reliance on any exception under the Securities Act other than Regulation S and Rule 144A will be issued, and upon the request of the Issuer to the Trustee, Initial Notes offered and sold in reliance on Rule 144A may be issued, in the form of Certificated Notes.

(c) If the Issuer determines (upon the advice of counsel and such other certifications and evidence as the Issuer may reasonably require) that a Note is eligible for resale pursuant to Rule 144(k) under the Securities Act (or a successor provision) and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, the Issuer may instruct the Trustee in writing to cancel the Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction provided that the Trustee has received an Officer’s Certificate and Opinion of Counsel and such other evidence as the Trustee may require to comply with such action.

(d) By its acceptance of any Note bearing the Restricted Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Indenture and in the Restricted Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with this Indenture and such legend.

Section 2.02. Execution and Authentication; Additional Notes.

(a) An Officer shall execute the Notes for the Issuer by facsimile or manual signature in the name and on behalf of the Issuer. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note will still be valid. The original Notes will be delivered to the Trustee as custodian for the Depositary promptly after execution.

(b) A Note will not be valid until the Trustee or the Authenticating Agent (manually or by facsimile) signs the certificate of authentication on the Note, with the signature constituting conclusive evidence that the Note has been authenticated under this Indenture.

(c) At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee or the Authenticating Agent for authentication. The Trustee or the Authenticating Agent will authenticate and deliver:

(i) Notes for original issue in the aggregate principal amount not to exceed US$750,000,000; and

(ii) Additional Notes from time to time for original issue in aggregate principal amounts specified by the Issuer, which Additional Notes will be treated as a single class with the Initial Notes issued under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; after receipt by the Trustee of an Officer’s Certificate specifying:

(i) the amount of Notes to be authenticated and the date on which the Notes are to be authenticated;

(ii) whether the Notes are to be Initial Notes or Additional Notes;

(iii) in the case of Additional Notes, that the issuance of such Notes does not contravene any provision of Article 4;

(iv) whether the Notes are to be issued as one or more Global Notes or Certificated Notes; and

(v) other information the Issuer may determine to include or the Trustee may reasonably request.

(d) The Trustee shall be fully protected in relying upon documents (i) to (v) above.

Section 2.03. Registrar, Paying Agent and Authenticating Agent; Paying Agent to Hold Money in Trust. (a) The Issuer may appoint one or more Registrars and one or more Paying Agents, and the Trustee may appoint, with a copy of any such appointment to the Issuer, an Authenticating Agent, in which case each reference in this Indenture to the Trustee in respect of the obligations of the Trustee to be performed by that Agent will be deemed to be references to that Agent. The Issuer may act as Registrar or (except for purposes of Section 7.11) Paying Agent. In each case the Issuer and the Trustee will enter into an appropriate agreement with that Agent implementing the provisions of this Indenture relating to the obligations of the Trustee to be performed by the Agent and the related rights. The Issuer initially appoints the Trustee as Registrar and as a Paying Agent. The Registrar shall provide to the Issuer a current copy of such register from time to time upon written request of the Issuer. Upon written request from the Issuer or each time the register of Holders is amended, the Registrar shall provide the Issuer with a copy of the register of Holders to enable it to maintain a register of the Notes at its registered office in accordance with the Luxembourg law of August 10, 1915 on commercial companies, as amended. In the event of any discrepancies between the register of the Notes held by the Registrar and the register of the Notes held by the Issuer at its registered office, the register of the Notes held by the Issuer shall prevail for Luxembourg law purposes. The Issuer hereby appoints upon the terms and subject to the conditions herein set forth (i) The Bank of New York Mellon as Principal Paying Agent, where Notes may be presented for payment and (ii) The Bank of New York Mellon (Luxembourg) S.A., as Luxembourg Paying Agent at any time that the Notes are listed on the Official List of the Luxembourg Stock Exchange and admitted to trading on the Euro MTF market, located in Luxembourg where Notes may be presented for payment.

(b) The Issuer will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Notes and will promptly notify the Trustee of any Default by the Issuer in making any such payment. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent will have no further liability for the money so paid over to the Trustee.

Section 2.04. Replacement Notes. If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken, the Issuer will issue and the Trustee will authenticate, upon provision of evidence satisfactory to the Trustee that such Note was lost, destroyed or wrongfully taken, a replacement Note of like tenor and principal amount and bearing a number not contemporaneously Outstanding. Every replacement Note is an additional obligation of the Issuer and entitled to the benefits of this Indenture. If required by the Trustee or the Issuer, an indemnity must be furnished that is sufficient in the judgment of both the Trustee and the Issuer to protect the Issuer and the Trustee from any loss they may suffer if a Note is replaced. The Issuer may charge the Holder for the expenses of the Issuer and the Trustee in replacing a Note. In case the mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may pay the Note instead of issuing a replacement Note.

Section 2.05. Outstanding Notes. (a) Notes Outstanding at any time are all Notes that have been authenticated by the Trustee except for:

(i) Notes cancelled by the Trustee or delivered to it for cancellation;

(ii) any Note which has been replaced pursuant to Section 2.04 unless and until the Trustee and the Issuer receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser; and

(iii) on or after the Maturity Date or any redemption date, those Notes payable or to be redeemed on that date for which the Trustee (or Paying Agent, other than the Issuer or an Affiliate of the Issuer) holds money sufficient to pay all amounts then due thereunder.

(b) A Note does not cease to be Outstanding because the Issuer or one of its Affiliates holds the Note, provided that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Issuer or any Affiliate of the Issuer will be disregarded and deemed not to be Outstanding (it being understood that in determining whether the Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes in respect of which a Responsible Officer of the Trustee has received written notice from the Issuer that such Notes are so owned will be so disregarded). Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer or any Affiliate of the Issuer.

Section 2.06. Temporary Notes. Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee will authenticate temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officer executing the temporary Notes, as evidenced by the execution of the temporary Notes. If temporary Notes are issued, the Issuer will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer designated for such purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any temporary Notes the Issuer will execute and the Trustee will authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes will be entitled to the same benefits under this Indenture as definitive Notes.

Section 2.07. Cancellation. The Issuer at any time may, but shall not be obligated to, deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Issuer has not issued and sold. Any Registrar or Paying Agent will forward to the Trustee any Notes surrendered to it for transfer, exchange or payment. The Trustee will cancel all Notes surrendered for transfer, exchange, payment or cancellation and dispose of them in accordance with its normal procedures or the written instructions of the Issuer; provided that the Trustee shall not be required to destroy cancelled Notes. The Issuer may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

Section 2.08. CUSIP and ISIN Numbers. The Issuer in issuing the Notes may use “CUSIP” and “ISIN” numbers, and the Trustee will use CUSIP numbers or ISIN numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders; the notice should state that no representation is made by the Issuer or the Trustee as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange. The Issuer will promptly notify the Trustee of any change in the CUSIP or ISIN numbers.

Section 2.09. Registration, Transfer and Exchange.

(a) The Notes will be issued in registered form only, without coupons, and the Issuer shall cause the Trustee to maintain a register (the “Register”) of the Notes, for registering the record ownership of the Notes by the Holders and transfers and exchanges of the Notes.

(b) (i) Each Global Note will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.

  (ii) Each Global Note will be delivered to the Trustee as custodian for the Depositary. Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (1) as set forth in Section 2.09(b)(iv) and (2) transfers of portions thereof in the form of Certificated Notes may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section and Section 2.10.

  (iii) Agent Members will have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under this Indenture or the Notes, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

  (iv) If (x) the Depositary (A) notifies the Issuer that it is unwilling or unable to continue as Depositary for a Global Note and the Depositary fails to appoint a successor depositary within 90 days of the notice or (B) has ceased to be a clearing agency registered under the Exchange Act; (y) subject to the procedures of the Depositary, the Issuer notifies the Trustee in writing that the Issuer elects to cause the issuance of certificated Notes or (z) there has occurred and is continuing a Default or Event of Default and the Trustee has received a request from the Depositary, the Trustee will promptly exchange each beneficial interest in the Global Note for one or more Certificated Notes in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon the Global Note will be deemed canceled. If such Note does not bear the Restricted Legend, then the Certificated Notes issued in exchange therefor will not bear the Restricted Legend. If such Note bears the Restricted Legend, then the Certificated Notes issued in exchange therefor will bear the Restricted Legend.

(c) Each Certificated Note will be registered in the name of the Holder thereof or its nominee.

(d) A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.10. The Trustee will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the register maintained by the Trustee for the purpose; provided that:

(i) no transfer or exchange will be effective until it is registered in such register, and

(ii) the Trustee will not be required (w) to issue, register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed, (x) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except, in the case of a partial redemption, that portion of any Note not being redeemed, (y) to register any Note between a Regular Record Date and the corresponding Payment Date, or (z) if a redemption is to occur after a Regular Record Date but on or before the corresponding Payment Date, to register the transfer of or exchange any Note on or after the Regular Record Date and before the date of redemption. Prior to the registration of any transfer, the Issuer, the Trustee and their agents will treat the Person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), and will not be affected by notice to the contrary.

From time to time the Issuer will execute and the Trustee will authenticate additional Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.

No service charge will be imposed in connection with any transfer or exchange of any Note, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(iv)).

(e) (i) Global Note to Global Note. If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Trustee will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

  (ii) Global Note to Certificated Note. If a beneficial interest in a Global Note is transferred or exchanged for a Certificated Note, the Trustee will (x) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Notes in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.

  (iii) Certificated Note to Global Note. If a Certificated Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee will (x) cancel such Certificated Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

  (iv) Certificated Note to Certificated Note. If a Certificated Note is transferred or exchanged for another Certificated Note, the Trustee will (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

Section 2.10. Restrictions on Transfer and Exchange.

(a) The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section and Section 2.09 and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

(b) Subject to paragraph (c), the transfer or exchange of any Note (or a beneficial interest therein) of the type set forth in column A below for a Note (or a beneficial interest therein) of the type set forth opposite column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite column C below.

A	B	C
U.S. Global Note	U.S. Global Note	(1)
U.S. Global Note	Offshore Global Note	(2)
U.S. Global Note	Certificated Note	(3)
Offshore Global Note	U.S. Global Note	(4)
Offshore Global Note	Offshore Global Note	(1)
Offshore Global Note	Certificated Note	(3)
Certificated Note	U.S. Global Note	(4)
Certificated Note	Offshore Global Note	(2)
Certificated Note	Certificated Note	(3)

(1) No certification is required.

(2) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed and executed Regulation S Certificate; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required.

(3) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee (x) a duly completed and executed Rule 144A Certificate or (y) a duly completed and executed Regulation S Certificate, and/or an Opinion of Counsel and such other certifications and evidence as the Issuer may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required. In the event that (i) a duly completed and executed Regulation S Certificate is delivered to the Trustee or (ii) a Certificated Note that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

(4) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed and executed Rule 144A Certificate.

(c) No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein) after such Note is eligible for resale pursuant to Rule 144(k) under the Securities Act (or a successor provision); provided that the Issuer has provided the Trustee with an Officer’s Certificate and an Opinion of Counsel to that effect, and the Issuer may require from any Person requesting a transfer or exchange in reliance upon this clause an Opinion of Counsel and any other reasonable certifications and evidence in order to support such certificate.

Any Certificated Note delivered in reliance upon this paragraph will not bear the Restricted Legend.

(d) The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Issuer will have the right to inspect and make copies thereof at any reasonable time upon written notice within a reasonable period of time to the Trustee.

(e) No transfer or exchange of any Note shall take place during the first 40 days after the execution of the Indenture.

Section 2.11. Open Market Purchases. The Issuer or its Affiliates may at any time purchase Notes in the open market or otherwise at any price; provided that Notes that the Issuer or its Affiliates purchase may, in their respective discretion, be held, resold or cancelled, but will only be held or resold in compliance with applicable requirements or exemptions under the relevant securities laws.

ARTICLE 3

ADDITIONAL AMOUNTS; REDEMPTION

Section 3.01. Additional Amounts.

(a) All payments by the Issuer in respect of the Notes or by Ultrapar or Ipiranga in respect of the Guarantees will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments, or other governmental charges of whatever nature imposed or levied by or on behalf of Luxembourg, Brazil or any other jurisdiction or political subdivision thereof from or through which a payment is made or in which the Issuer, Ultrapar or Ipiranga (or any successor to the Issuer, Ultrapar or Ipiranga) is organized or is a resident for tax purposes having power to tax (a “Relevant Taxing Jurisdiction”), unless the Issuer, Ultrapar or Ipiranga, as applicable, is compelled by law to deduct or withhold such taxes, duties, assessments, or governmental charges. In such event, the Issuer, Ultrapar or Ipiranga, as applicable, will make such deduction or withholding, make payment of the amount so withheld to the appropriate governmental authority and pay such additional amounts as may be necessary to ensure that the net amounts receivable by Holders of Notes after such withholding or deduction shall equal the respective amounts of principal and interest which would have been received in respect of the Notes in the absence of such withholding or deduction (“Additional Amounts”). No such Additional Amounts shall be payable:

(i) to, or to a third party on behalf of, a Holder who is liable for any present or future taxes, duties, assessments or governmental charges in respect of such Note by reason of the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, partner, member or shareholder of such Holder, if such Holder is an estate, a trust, a partnership, a limited liability company or a corporation) or beneficial owner and the Relevant Taxing Jurisdiction, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, partner, member or shareholder) or beneficial owner being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein, other than the mere holding of the Note or enforcement of rights and the receipt of payments with respect to the Note;

(ii) in respect of any present or future tax, assessment or other governmental charge that would not have been so imposed but for the presentation by the Holder of any Note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(iii) to, or to a third party on behalf of, a Holder who is liable for any present or future taxes, duties, assessments or other governmental charges in respect of such Note by reason of such Holder’s failure to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with the Relevant Taxing Jurisdiction, if (1) compliance is required by the Relevant Taxing Jurisdiction as a precondition to relief or exemption from, or reduction in the rate of, the tax, assessment or other governmental charge and (2) the Issuer has given the Holders or such third party at least 30 days’ notice that Holders will be required to provide such certification, identification or other requirement;

(iv) in respect of any estate, inheritance, gift, sales, transfer, capital gains, excise or personal property or similar tax, assessment or governmental charge;

(v) in respect of any tax, assessment or other governmental charge which is payable other than by deduction or withholding from payments of principal of or interest on the Note or by direct payment by the Issuer or Ultrapar or Ipiranga in respect of claims made against the Issuer or Ultrapar or Ipiranga;

(vi) in respect of any taxes required to be deducted or withheld pursuant to Section 1471(b) of the Code, or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, official interpretations thereof or any law implementing an intergovernmental approach thereto; or

(vii) in respect of any combination of the above.

(b) In addition, no Additional Amounts shall be paid with respect to any payment on a Note to a Holder who is a fiduciary, a partnership, a limited liability company or other than the sole beneficial owner of that payment to the extent that payment on such Note would be required by the laws of the Relevant Taxing Jurisdiction to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interest holder in a limited liability company or a beneficial owner who would not have been entitled to the Additional Amounts had that beneficiary, settlor, member or beneficial owner been the Holder. The Notes are subject in all cases to any tax, fiscal or other law, regulation or administrative or judicial interpretation. Except as specifically provided above, neither the Issuer nor the Guarantors shall be required to make a payment with respect to any withholding tax assessment or governmental charge imposed by any government or political subdivision or taxing authority thereof or therein.

(c) In the event that Additional Amounts actually paid with respect to the Notes described above are based on rates of deduction or withholding of withholding taxes in excess of the appropriate rate applicable to the Holder of such Notes, and, as a result thereof such Holder is entitled to make claim for a refund or credit of such excess from the authority imposing such withholding tax, then such Holder shall, by accepting such Notes, be deemed to have assigned and transferred all right, title, and interest to any such claim for a refund or credit of such excess to the Issuer, Ultrapar or Ipiranga.

(d) Any reference in this Indenture or the Notes to principal, interest or any other amount payable in respect of the Notes by the Issuer or the Guarantees by Ultrapar or Ipiranga will be deemed also to refer to any Additional Amount, unless the context requires otherwise, that may be payable with respect to that amount under the obligations referred to in this Section.

(e) The obligation described above will survive termination or discharge of this Indenture, payment of the Notes and/or the resignation or removal of the Trustee or any agent hereunder.

Section 3.02. Optional Redemption.

(a) Except as described in Article 3, the Notes may not be redeemed prior to maturity.

(b) The Notes shall be redeemable at the option of the Issuer at any time or from time to time prior to their maturity, upon giving not less than 30 nor more than 60 days’ notice to the Noteholders. The Issuer may redeem the Notes either as a whole or in part at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes being redeemed and (ii) the sum of the present values of each remaining scheduled payment of principal and interest thereon (exclusive of any such interest accrued to the date of redemption) discounted (for purposes of determining present value) to the redemption date on a semi annual basis (assuming a 360 day year consisting of twelve 30 day months) at the Treasury Rate plus 50 basis points, plus accrued interest thereon to the date of redemption, provided that Notes in an aggregate principal amount equal to at least U.S.$100 million remain Outstanding immediately after the occurrence of any partial redemption of Notes.

(c) Notes called for redemption will become due on the date fixed for redemption. Notices of redemption will be given at least 30 but not more than 60 days before the date fixed for redemption to each Noteholder at its registered address. The notice will state the amount to be redeemed. On and after the date fixed for redemption, interest will cease to accrue on any redeemed Notes. If less than all the Notes are redeemed at any time, the Trustee will select the Notes to be redeemed by such method as the Trustee deems fair and appropriate (or, in the case of Global Notes, in accordance with the Depositary’s applicable procedures).

Section 3.03. Redemption for Taxation Reasons.

(a) If as a result of any change in or amendment to the laws (or any rules or regulations promulgated thereunder) of a Relevant Taxing Jurisdiction, or any amendment to or change in official position regarding the application, interpretation or administration of such laws, treaties, rules, or regulations (including a holding by a court of competent jurisdiction), which change or amendment becomes effective or, in the case of a change in official position, is announced on or after the issue date of the Notes or, with respect to a successor, after the date a successor assumes the obligations under the Notes, (i) the Issuer has or will become obligated to pay Additional Amounts as described above under Section 3.01 in excess of the Additional Amounts the Issuer would be obligated to pay if payments were subject to withholding or deduction at a rate of 0% or (ii) Ultrapar or Ipiranga has or will become obligated to pay Additional Amounts as described above under Section 3.01 in excess of the Additional Amounts Ultrapar or Ipiranga would be obligated to pay if such payments were subject to withholding or deduction at a rate of 15% or, in case the holder of the Notes is resident in a tax haven jurisdiction for Brazilian tax purposes (i.e., countries or locations which do not impose any income tax or which impose it at a maximum rate lower than 17% or where local legislation imposes restrictions on the disclosure of ownership composition or securities ownership or do not allow for the identification of the effective beneficiary of the income attributed to non-residents), at a rate of 25%, or, in either case, at a lower rate if there is an applicable tax treaty between Brazil and the country where the holder of the Notes is domiciled, as a result of the taxes, duties, assessments and other governmental charges described above (the rates in (i) and (ii), the “Minimum Withholding Level”), the Issuer may, at its option, redeem all, but not less than all, of the Notes, at a redemption price equal to 100% of their principal amount then Outstanding, together with interest accrued to the date fixed for redemption, upon delivery of irrevocable notice of redemption to the holders not less than 30 days nor more than 90 days prior to the date fixed for redemption. No notice of such redemption may be given earlier than 90 days prior to the earliest date on which the Issuer would, but for such redemption, be obligated to pay the Additional Amounts above the Minimum Withholding Level. The Trustee shall be provided notice by mail not less than 30 days prior to the date notice is given to the Noteholders. The Issuer shall not have the right to so redeem the Notes in the event it becomes obliged to pay Additional Amounts which are less than the Additional Amounts payable at the Minimum Withholding Level. Notwithstanding the foregoing, the Issuer shall not have the right to so redeem the Notes unless: (i) it has taken reasonable measures to avoid the obligation to pay Additional Amounts; and (ii) it has complied with all necessary Central Bank regulations to legally effect such redemption; provided, however, that for this purpose reasonable measures shall not include any change in the Issuer’s, Ultrapar’s, Ipiranga’s or any successor’s jurisdiction of incorporation or organization or location of its principal executive or registered office.

Section 3.04. Method and Effect of Redemption. In the event that the Issuer elects to so redeem the Notes, it will deliver to the Trustee: (i) a certificate, signed in the name of the Issuer by any two of its executive officers or by its attorney in fact in accordance with its bylaws, referencing this Section and providing that the Issuer is entitled to redeem the Notes pursuant to their terms and setting forth a statement of facts showing that the condition or conditions precedent to the right of the Issuer to so redeem have occurred or been satisfied; and (ii) an Opinion of Counsel to the effect that the Issuer has or will become obligated to pay Additional Amounts in excess of the Additional Amounts payable at the Minimum Withholding Level as a result of the change or amendment, that the Issuer determines, in its reasonable business judgment, that it cannot avoid payment of such excess Additional Amounts by taking reasonable measures available to it and that all governmental requirements necessary for the Issuer to effect the redemption have been complied with.

ARTICLE 4

COVENANTS

Section 4.01. Payment of Notes.

(a) The Issuer agrees to pay the principal of and interest (including, without limitation, any Additional Amounts, if any) on the Notes on the dates and in the manner provided in the Notes and this Indenture. Not later than 10:00 A.M. (New York City time) on the Business Day (solely in New York City) immediately prior to the due date of the payment of any principal of or interest on any Notes, or any redemption of the Notes, the Issuer will deposit with the Principal Paying Agent Dollars in immediately available funds sufficient to pay such amounts, provided that if the Issuer or any Affiliate of the Issuer is acting as a Paying Agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of Dollars sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in this Indenture. In each case the Issuer will promptly notify the Trustee in writing of its compliance with this Section 4.01.

(b) Payments made on the Notes will be applied first to interest due and payable on the Notes and then to the reduction of the unpaid principal amount of the Notes. An installment of principal or interest will be considered paid on the date due if the Trustee (or Paying Agent, other than the Issuer or any Affiliate of the Issuer) holds on that date Dollars designated for and sufficient to pay the installment. If the Issuer or any Affiliate of the Issuer acts as a Paying Agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders.

(c) Each payment in full of principal, redemption amount, Additional Amounts and/or interest payable in respect of any Note made by or on behalf of the Issuer to or to the order of the Principal Paying Agent in the manner specified in the Notes and this Indenture on the date due shall be valid and effective to satisfy and discharge the obligation of the Issuer to make payment of principal, redemption amount, Additional Amounts and/or interest payable in respect of any Note on such date, provided, however, that the liability of the Principal Paying Agent hereunder shall not exceed any amounts paid to it by the Issuer, or held by it, on behalf of the Holders under this Indenture; and provided further that, in the event that there is a default by the Principal Paying Agent in any payment of principal, redemption amount, Additional Amounts and/or interest in respect of any Note in accordance with the Notes and this Indenture, the Issuer shall pay on demand such further amounts as will result in receipt by the Holder of such amounts as would have been received by it had no such default occurred.

(d) The Issuer agrees to pay interest on overdue principal, and to the extent lawful, overdue installments of interest at the rate per annum specified in the Notes (1% per annum in excess of the rate per annum borne by the Notes).

(e) Payments in respect of the Notes represented by the Global Notes are to be made by wire transfer of immediately available funds to the accounts specified by the Depositary, as the Holder of the Global Notes. With respect to Certificated Notes all payments shall be payable at the office of the Principal Paying Agent.

(f) In the event a Paying Agent receives from the Issuer or a Guarantor funds in Dollars for the payment of principal, redemption amount, Additional Amounts and/or interest in respect of any Note and such Paying Agent defaults in its obligation to make any such payment, such funds in Dollars shall be returned to the Issuer or Guarantor, as the case may be, promptly upon the written request by the Issuer or Guarantor, as the case may be, and all liability of the Trustee and the Paying Agents with respect to such funds will cease.

Section 4.02. Maintenance of Office or Agency. The Issuer will maintain in the Borough of Manhattan, the City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially designates the Corporate Trust Office of the Trustee as such office of the Issuer. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands (other than any presentations, surrenders, notices and demands service in accordance with Section 11.07(b)) may be made or served to the Trustee. At any time that the Notes are listed on the Official List of the Luxembourg Stock Exchange and admitted to trading on the Euro MTF market, the Issuer will maintain an office or agent in Luxembourg to serve as Luxembourg Transfer Agent.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be surrendered or presented for any of such purposes and may from time to time rescind such designations. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03. Existence. Ultrapar will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each Significant Subsidiary in accordance with their respective organizational documents, and the material rights, licenses and franchises of Ultrapar and each of its Significant Subsidiaries, provided that Ultrapar is not required to preserve any such right, license or franchise, or the existence of any Significant Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of Ultrapar and its Subsidiaries taken as a whole in its judgment; and provided further that this Section does not prohibit any transaction otherwise permitted by Section 5.01.

Section 4.04. Payment of Taxes. Ultrapar will pay or discharge (including by payment in installments or through offsetting with tax credits or otherwise), and cause each of its Subsidiaries to pay or discharge before the same become delinquent all material taxes, assessments and governmental charges levied or imposed upon Ultrapar or any Subsidiary, other than any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established as required by Applicable GAAP.

Section 4.05. Maintenance of Properties and Insurance. (a) Ultrapar will cause all material properties used or useful in the conduct of its business or the business of any of its Significant Subsidiaries to be maintained and kept in good condition, repair and working order as in the judgment of Ultrapar may be necessary so that the business of Ultrapar and its Significant Subsidiaries may be properly and advantageously conducted at all times; provided that nothing in this Section prevents Ultrapar or any Significant Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Ultrapar, desirable in the conduct of the business of Ultrapar and its Subsidiaries taken as a whole.

(b) Ultrapar will provide or cause to be provided, for itself and its Significant Subsidiaries, insurance (including appropriate self insurance) against loss or damage of the kinds customarily insured against by Brazilian corporations similarly situated and owning like properties with reputable insurers, in such amounts, with such deductibles and by such methods as are customary for Brazilian corporations similarly situated in the industry in which Ultrapar and its Significant Subsidiaries are then conducting business.

Section 4.06. Limitations and Restrictions on the Issuer. The Issuer is limited and restricted from taking the following actions or engaging in the following activities or transactions:

(a) engaging in any business or entering into, or being a party to, any transaction or agreement except for:

(i) the financing of the operations of Ultrapar and its Subsidiaries and activities that are reasonably ancillary thereto (including, without limitation, on- lending of funds, repurchases of Debt not prohibited by the indenture, the entering into Hedging Agreements not for speculative purposes relating to such Debt and investments not prohibited by this Indenture);

(ii) the sale, redemption, repurchase, defeasance, amendment or waiver of any term of the Notes;

(iii) entering into loans with Ultrapar or any of its Subsidiaries;

(iv) payment of dividends; and

(v) any other transaction required by law or in connection with any transaction not otherwise prohibited pursuant to the covenants described in this Section;

(b) acquiring or owning any Subsidiaries or other assets or properties, except (i) an interest in Hedging Agreements relating to its indebtedness and instruments evidencing interests in the foregoing, (ii) cash, Cash Equivalents, or other securities and (iii) the Notes;

(c) incurring any additional Debt, except for any additional Debt which ranks equally with, or is subordinated to, the Notes;

(d) creating, assuming, incurring or suffering to exist any Lien upon any properties or assets whatsoever, except for any Liens imposed by law, it being understood, for the avoidance of doubt, that the Issuer may not create, assume, incur or suffer to exist any Liens, including Liens which would otherwise constitute Permitted Liens in the case of Ultrapar or any Subsidiary; and

(e) entering into any consolidation, merger, amalgamation, joint venture, or other form of combination with any person, or selling, leasing, conveying or otherwise disposing of any of its assets or receivables, except as otherwise permitted by this Indenture and permitted under Section 5.01 below;

For the avoidance of doubt, any transaction permitted by the provisions described in any of paragraphs (a) to (e) above shall not be prohibited by any provision in any other paragraph within paragraphs (a) to (e) above.

Section 4.07. Repurchases at the Option of the Holders Upon Change of Control.

(a) If a Change of Control that results in a Rating Decline occurs, not later than 30 days following such an occurrence, Ultrapar, acting on behalf of the Issuer, shall make, directly or through a Designated Affiliate, an offer to purchase all of the Notes pursuant to the offer described below (the “Offer to Purchase”) at a price in cash (the “Offer to Purchase Payment”) equal to 101% of the principal amount thereof plus accrued and unpaid interest thereon and Additional Amounts, if any, to, but excluding, the Offer to Purchase Payment Date. Not later than 30 days after the occurrence of a Change of Control that results in a Rating Decline, Ultrapar or a Designated Affiliate shall send written notice of such Offer to Purchase, together with a letter of transmittal, by first class mail, with a copy to the Trustee, to each Holder at the address of such Holder appearing in the Register or otherwise in accordance with the procedures of the Depositary with the following information:

(i) a description of the transaction or transactions that constitute the Change of Control;

(ii) that an Offer to Purchase is being made pursuant to this Section

4.07 and that all Notes properly tendered pursuant to such Offer to Purchase will be accepted for payment

(iii) that a Holder may tender all or any portion of its Notes pursuant to such Offer to Purchase, subject to the requirement if a Holder tenders only a portion of its Notes, the remaining Notes must be no less than U.S.$200,000 in principal amount and integral multiples of U.S.$1,000 in excess thereof;

(iv) the purchase price, the expiration date (the “Expiration Date”) of the Offer to Purchase, which will be no less than 30 days nor more than 60 days after the date such notice is mailed, and an indicative settlement date for the purchase, which will be no more than five Business Days after the Expiration Date (the “Offer to Purchase Payment Date”);

(v) any Note not properly tendered will remain outstanding and continue to accrue interest;

(vi) unless the Ultrapar or its Designated Affiliate defaults in the payment of the Offer to Purchase Payment, all Notes accepted for payment pursuant to the Offer to Purchase will cease to accrue interest on the Offer to Purchase Payment Date;

(vii) Holders electing to have any Notes purchased pursuant to an Offer to Purchase will be required to surrender the Notes, together with a duly executed letter of transmittal properly completed in accordance with the instructions thereto, to the Paying Agent specified in such notice at the address specified in such notice prior to the close of business on the Expiration Date;

(viii) Holders shall be entitled to withdraw their tendered Notes and their election to require Ultrapar or a Designated Affiliate to purchase such Notes; provided that such Paying Agent receives, not later than the close of business on the Expiration Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased; and

(ix) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each such new Note will be in a principal amount of U.S.$200,000 or an integral multiple of U.S.$1,000 in excess thereof.

If (a) notice is mailed in a manner provided in this Section 4.07 and (b) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the Offer to Purchase as to all other Holders that properly received such notice without defect.

(b) On or before the Offer to Purchase Payment Date, Ultrapar or a Designated Affiliate shall, to the extent lawful:

(i) accept for payment for all Notes properly tendered and not withdrawn pursuant to the Offer to Purchase;

(ii) deposit with such Paying Agent an amount equal to the aggregate Offer to Purchase Payment in respect of all Notes or portions thereof so tendered; and;

(iii) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate stating that such Notes or portions thereof have been tendered to and purchased by Ultrapar or a Designated Affiliate.

(c) The Paying Agent shall promptly mail to each Holder the Offer to Purchase Payment for its Notes that have been accepted for payment in the Offer to Purchase, and the Trustee shall promptly authenticate and deliver (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of U.S.$200,000 or an integral multiple of U.S.$1,000 in excess thereof.

(d) Notwithstanding Section 4.07(a), Ultrapar shall not be required to make an Offer to Purchase upon a Change of Control that results in a Rating Decline if (i) a third party makes an offer to purchase in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.07 applicable to an Offer to Purchase made by Ultrapar (provided that the consideration in respect of such third party Offer to Purchase is at least equal to the consideration required by an Offer to Purchase made by Ultrapar) and such third party purchases all Notes properly tendered and not withdrawn under such offer, or (ii) a notice of redemption for all Outstanding Notes has been given pursuant to Section 3.02 or Section 3.03 or Paragraph 3 of the Notes, unless and until there is a default in payment of the applicable Redemption Price. Notwithstanding anything to the contrary contained herein or in the Notes, an Offer to Purchase may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control and the occurrence of such Rating Decline, if a definitive agreement is in place for the Change of Control at the time the Offer to Purchase is made.

(e) Ultrapar shall not purchase any of the Notes if there has occurred and is continuing on the Offer to Purchase Payment Date an Event of Default, other than an Event of Default resulting from the failure to make an Offer to Purchase Payment when due.

(f) Ultrapar and any Designated Affiliate will comply with Rule 14e-1 under the Exchange Act (to the extent applicable) and all other applicable laws in making any Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the provisions of this Indenture and Paragraph 3 of the Notes shall be deemed to be modified to the extent necessary to permit such compliance. If the provisions of such securities laws or regulations cannot be complied with as a result of such deemed modifications, Ultrapar shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.07 or Paragraph 3 of the Notes by virtue thereof.

(g) In the event that the Holders of not less than 90% of the aggregate principal amount of the outstanding Notes accept an Offer to Purchase and Ultrapar or a third party purchases all the Notes held by such Holders, the Issuer and Ultrapar will have the right, on not less than 30 nor more than 60 days’ prior notice to each Holder (with a copy to the Trustee), given not more than 30 days following the Purchase Date, to redeem all of the Notes that remain outstanding following such purchase at the purchase price equal to that in the Offer to Purchase plus, to the extent not included in the Offer to Purchase payment, accrued and unpaid interest and Additional Amounts, if any, on the Notes that remain outstanding, to, but excluding, the date of redemption.

Section 4.08. Limitation on Liens. The Issuer and the Guarantors agree that, for so long as any Note remains Outstanding, except for Permitted Liens, Ultrapar will not, and will not permit any Subsidiary to, directly or indirectly, incur or permit to exist any Lien of any nature whatsoever securing the payment of Debt on any of its properties, assets or Capital Stock, whether owned at the Issue Date or thereafter acquired, other than Permitted Liens, without effectively providing that the Notes or the Guarantees, as applicable, are secured equally and ratably with (or, if the obligation to be secured by the Lien is subordinated in right of payment to the Notes or the Guarantees, prior to) the obligations so secured for so long as such obligations are so secured.

Section 4.09. Financial Reports. (a) Ultrapar shall furnish to the Trustee and to the Luxembourg Paying Agent:

(i) as soon as available and in any event by no later than 120 days after the end of each fiscal year of Ultrapar, annual audited consolidated financial statements in English of Ultrapar, prepared in accordance with Applicable GAAP and accompanied by an opinion of independent public accountants (together with a certified English translation of such opinion to the extent it is not in the English language) selected by Ultrapar, which opinion shall be based upon an examination made in accordance with generally accepted auditing standards in Brazil; and

(ii) as soon as available and in any event by no later than 60 days after the end of each of the first three fiscal quarters of each fiscal year of Ultrapar, quarterly unaudited consolidated financial statements in English of Ultrapar, prepared in accordance with the Applicable GAAP and accompanied by a limited review (revisão limitada) report of independent public accountants selected by Ultrapar (together with a certified English translation of such opinion to the extent it is not in the English language), which report shall be based upon an examination made in accordance with the specific applicable rules issued by the Instituto dos Auditores Independentes do Brasil – IBRACON (Brazilian Accountants Institute) and the Conselho Federal de Contabilidade (Federal Accounting Council).

Notwithstanding the forgoing, if Ultrapar makes available the information described above on its website or the website of a Subsidiary of Ultrapar, it will be deemed to have satisfied the reporting requirement set forth above. It is understood that the Trustee shall have no responsibility to determine whether any information has been posted on such website.

For so long as any Notes remain Outstanding, the Issuer will make available to any Noteholder or beneficial owner of an interest in the Notes, or to any prospective purchasers designated by such Noteholder or beneficial owner, upon request of such Noteholder or beneficial owner, information required to be delivered under paragraph (d)(4) of Rule 144A unless, at the time of such request, the Issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or is exempt from reporting pursuant to Rule 12g3 2(b) under the Exchange Act.

(b) Delivery of these reports and information to the Trustee is for informational purposes only and the Trustee’s receipt of them will not constitute constructive notice of any information contained therein or determinable for information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 4.10. Reports to Trustee.

(a) Ultrapar will deliver to the Trustee within 120 days after the end of the fiscal year an Officer’s Certificate stating whether, to the best of his or her knowledge, a Default exists on the date of such Officer’s Certificate and, if a Default exists, setting forth details thereof and the action which Ultrapar is taking with respect thereto;

(b) Ultrapar will deliver to the Trustee, as soon as possible, an Officer’s Certificate setting forth the details of the Default, and the action which Ultrapar is taking with respect thereto.

(c) Each of the Issuer and the Guarantors will provide prior written notice to the Trustee when any Notes are listed on any Brazilian, U.S. or foreign national securities exchange and of any delisting.

Section 4.11. Disclosure of Names and Addresses of Holders. Every Holder, by receiving and holding a Note, agrees with the Issuer, the Guarantors and the Trustee that neither the Issuer, nor any Guarantor nor the Trustee nor any Authenticating Agent nor any Paying Agent nor any Registrar shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

Section 4.12. Paying Agent and Transfer Agent.

(a) The Issuer agrees, for the benefit of the Holders from time to time of the Notes, that, until all of the Notes are no longer Outstanding or until funds in Dollars for the payment of all of the principal of and interest on all Notes (and Additional Amounts, if any) shall have been made available at the Corporate Trust Office, and shall have been returned to the Issuer as provided herein, whichever occurs earlier, there shall at all times be a Principal Paying Agent and Transfer Agent hereunder. The Principal Paying Agent and the Transfer Agent shall have the powers and authority granted to and conferred upon it herein and in the Notes.

(b) The Issuer hereby initially appoints the Paying Agents and Transfer Agent defined in this Indenture as such. The Principal Paying Agent shall arrange with the other Paying Agents for the payment, from funds furnished by the Issuer to the Principal Paying Agent pursuant to this Indenture, of the principal of and interest on the Notes (and Additional Amounts, if any, with respect to the Notes) and of the compensation of such paying agency or agencies for their services as such.

(c) Each Paying Agent and Transfer Agent defined in this Indenture as such accepts its respective obligations set forth herein and in the Notes upon the terms and conditions hereof and thereof, including the following, to all of which the Issuer agrees and to all of which the rights of the Holders from time to time of the Notes shall be subject:

(i) The Paying Agents and Transfer Agents shall each be entitled to the compensation to be agreed upon with the Issuer for all services rendered by it, and the Issuer agrees promptly to pay such compensation and to reimburse each of the Paying Agents and Transfer Agents for their reasonable out of pocket expenses (including fees and expenses of counsel) incurred by it in connection with the services rendered by it hereunder. The Issuer also agrees to indemnify each of the Paying Agents and Transfer Agents and each of their respective affiliates, officers, directors, employees, counsel, agents, advisors and attorneys- in-fact for, and to hold each of them harmless against, any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, charges, expenses or disbursements, including any and all tax liabilities, which, for the avoidance of doubt, shall include both Brazilian and Luxembourg taxes and associated penalties, costs, claims, actions, damages, expenses or demands, (including, without limitation, reasonable and duly documented fees and expenses of agents and attorneys), of any kind or nature (all the foregoing, collectively, the “Indemnified Liabilities”) whatsoever at any time incurred out of or in connection with their acting as Paying Agents or Transfer Agents of the Issuer hereunder, except to the extent such Indemnified Liabilities result from such Paying Agents’ or Transfer Agents’ own gross negligence or willful misconduct. The obligations of the Issuer under this subsection (i) shall survive the payment of the Notes and the resignation or removal of the Paying Agents and Transfer Agents as the case may be;

(ii) In acting under this Indenture and in connection with the Notes, the Paying Agents and Transfer Agents are each acting solely as agent of the Issuer and do not assume any obligation towards or relationship of agency or trust for or with any of the Holders except that all funds held by a Paying Agent for the payment of the principal of and interest on (and Additional Amounts, if any, with respect to) the Notes, shall be held in trust by it and applied as set forth herein and in the Notes, but need not be segregated from other funds held by it, except as required by law;

(iii) Each of the Paying Agents and Transfer Agents may consult with counsel and any advice or written opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or opinion;

(iv) Each of the Paying Agents and Transfer Agents shall be protected and shall incur no liability for or in respect of any action taken or omitted to be taken or thing suffered by it in reliance upon any Note, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper party or parties;

(v) Each of the Paying Agents and Transfer Agents may, in its individual capacity or any capacity, become the owner of, or acquire any interest in, any Notes or other obligations of the Issuer with the same rights that it would have if it were not one of the Paying Agents or Transfer Agents, and may engage or be interested in any financial or other transaction with the Issuer and may act on, or as depositary, trustee or agent for, any committee or body of Holders of Notes or other obligations of the Issuer as freely as if it were not one of the Paying Agents or Transfer Agents;

(vi) Neither the Paying Agents nor the Transfer Agents shall be under any liability for interest on any moneys received by it pursuant to any of the provisions of this Indenture or the Notes;

(vii) The recitals contained herein and in the Notes shall be taken as the statements of the Issuer, and the Paying Agents and Transfer Agents assume no responsibility for the correctness of the same. Neither the Paying Agents nor the Transfer Agents make any representation as to the validity or sufficiency of this Indenture or the Notes. Neither the Paying Agents nor the Transfer Agents shall be accountable for the use or application by the Issuer of any of the Notes or the proceeds thereof;

(viii) The Paying Agents and Transfer Agents shall be obligated to perform such duties and only such duties as are herein and in the Notes specifically set forth, and no implied duties or obligations shall be read into this Indenture or the Notes against the Paying Agents or Transfer Agents. Neither the Paying Agents nor the Transfer Agents shall be under any obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it; and

(ix) The Issuer acknowledges that the Principal Paying Agent makes no representations as to the interpretation or characterization of the transactions herein undertaken for tax or any other purpose, in any jurisdiction. The Issuer represents that it has fully satisfied itself as to any tax impact of this Indenture before agreeing to the terms herein, and is responsible for any and all federal, state, local, income, franchise, withholding, value added, sales, use, transfer, stamp or other taxes imposed by any jurisdiction in respect of the Indenture.

(x) The Issuer agrees to pay any and all stamp and other documentary taxes or duties which may be payable in connection with the execution, delivery, performance and enforcement of this Indenture by the Principal Paying Agent.

Anything in this Section to the contrary notwithstanding, the agreements to hold sums in trust as provided in this Section are subject to the provisions of Section 8.05.

(d) Any of the Paying Agents or Transfer Agents may at any time resign by giving written notice of its resignation mailed to the Issuer and the Trustee specifying the date on which its resignation shall become effective; provided that such date shall be at least 60 days after the date on which such notice is given unless the Issuer agrees to accept less notice. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor Paying Agent or Transfer Agent, qualified as aforesaid, by written instrument in triplicate signed on behalf of the Issuer, one copy of which shall be delivered to the resigning Paying Agent or Transfer Agent, and one copy to the successor Paying Agent or Transfer Agent and one copy to the Trustee. Such resignation shall become effective upon the earlier of (i) the effective date of such resignation or (ii) the acceptance of appointment by the successor Paying Agent or Transfer Agent as provided in Section 4.12(e). Any Paying Agent or Transfer Agent shall have the right to petition a court of competent jurisdiction in the event that a successor has not been appointed within the times specified. The Issuer may, at any time and for any reason, and shall, upon any event set forth in the next succeeding sentence, remove a Paying Agent or Transfer Agent and appoint a successor Paying Agent or Transfer Agent, qualified as aforesaid, by written instrument in triplicate signed on behalf of the Issuer, one copy of which shall be delivered to the Paying Agent or Transfer Agent being removed, and one copy to the successor Paying Agent or Transfer Agent and one copy to the Trustee. A Paying Agent or Transfer Agent shall be removed as aforesaid if it shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Paying Agent or Transfer Agent or of its property shall be appointed, or any public officer shall take charge or control of it or of its property or affairs for the purpose of rehabilitation, conservation or liquidation. Any removal of a Paying Agent or Transfer Agent and any appointment of a successor Paying Agent or Transfer Agent shall become effective upon acceptance of appointment by the successor Paying Agent or Transfer Agent as provided in Section 4.12(e). Upon its resignation or removal, the Paying Agent or Transfer Agent shall be entitled to the payment by the Issuer of its compensation for the services rendered hereunder and to the reimbursement of all reasonable out-of-pocket expenses incurred in connection with the services rendered by it hereunder (including, to the extent that the Paying Agent or Transfer Agent is being removed, all reasonable out- of-pocket expenses incurred in connection with such removal, including fees and expenses of counsel).

(e) Any successor Paying Agent or Transfer Agent appointed as provided in Section 4.12(d) shall execute and deliver to its predecessor and to the Issuer and Trustee an instrument accepting such appointment hereunder, and thereupon such successor Paying Agent or Transfer Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Paying Agent or Transfer Agent hereunder, and such predecessor, upon payment of its compensation and out of pocket expenses then unpaid, shall pay over to such successor agent all moneys or other property at the time held by it hereunder, if any.

(f) Any corporation or bank into which any Paying Agent or Transfer Agent may be merged or converted, or with which any Paying Agent or Transfer Agent may be consolidated, or any corporation or bank resulting from any merger, conversion or consolidation to which any Paying Agent or Transfer Agent shall be a party, or any corporation or bank succeeding to the agency business of any Paying Agent or Transfer Agent shall be the successor to such Paying Agent or Transfer Agent hereunder (provided that such corporation or bank shall be qualified as aforesaid) without the execution or filing of any paper or any further act on the part of any of the parties hereto.

ARTICLE 5

CONSOLIDATION, MERGER OR SALE OF ASSETS

Section 5.01. Consolidation, Merger or Sale of Assets.

(a) Each of the Issuer, Ultrapar and Ipiranga shall not consolidate with or merge with or into any other Person or sell, convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all of its properties or assets (determined on the basis of the consolidated assets of Ultrapar and its Subsidiaries) (including stock owned in another Person) to any other Person, unless:

(i) the Person formed by such consolidation or with or into which the Issuer, Ultrapar or Ipiranga is merged or the Person which acquired by sale, conveyance, transfer or lease all or substantially all of the properties or assets of the Issuer, Ultrapar or Ipiranga (in each case if not the Issuer, Ultrapar or Ipiranga) (the “Successor Corporation”) shall expressly assume by amendment of this Indenture the due and punctual payment of the principal of and interest (and Additional Amounts) on all of the Notes or the Guarantees, as applicable, the performance or observance of every covenant of the Issuer, Ultrapar or Ipiranga, as applicable and all other obligations of the Issuer, Ultrapar or Ipiranga, as applicable under this Indenture and the Notes or the Guarantees, as applicable;

(ii) immediately after giving effect to such transaction, no Event of Default with respect to any Note shall have occurred and be continuing;

(iii) the Issuer, Ultrapar or Ipiranga, as applicable or the Successor Corporation, as the case may be, shall deliver to the Trustee an Opinion of Counsel to the effect that such consolidation, merger, sale, conveyance, transfer or lease and such amendment to this Indenture (if required) comply with these conditions, that such amendment (if required) has been duly authorized, executed and delivered and constitutes valid and binding obligations of the Successor Corporation and that all conditions precedent herein provided or relating to such transaction have been complied with; and

(iv) the Successor Corporation shall expressly agree (A) to indemnify the Trustee, Registrar, Paying Agents and each Holder of a Note against any tax, duty, assessment or governmental charge thereafter imposed on such Holder solely as a consequence of such consolidation, merger, sale, conveyance, transfer or lease with respect to the payment of principal of or interest (and Additional Amounts) on the Notes and any other amounts due and owing under this Indenture; and (B) to pay any Additional Amounts as may be necessary in order that the net amounts received by the Holders of the Notes after any withholding or deduction of any tax, duty, assessment or other governmental charge imposed by any authority having power to tax to which the Successor Corporation is subject shall equal the respective amounts of principal and interest which would have been receivable in respect of the Notes in the absence of such consolidation, merger, sale, conveyance, transfer or lease.

(b) Notwithstanding anything to the contrary in the foregoing, the following transactions shall not be subject to clauses (ii) and (iii) above:

(i) the Issuer, Ultrapar and Ipiranga may merge with or into or consolidate with Ultrapar or any of its Subsidiaries provided that, if the surviving entity is a Subsidiary other than the Issuer or Ipiranga, such Subsidiary shall become the Issuer or a Guarantor of the Notes, as the case may be; or

(ii) the Issuer, Ultrapar and Ipiranga may sell, convey, transfer or lease, in one transaction or in a series of transactions, directly or indirectly, all or substantially all of its properties or assets (determined on the basis of the consolidated assets of Ultrapar and its Subsidiaries) (including stock owned in another Person) to Ultrapar or any of its Subsidiaries, provided that, if the assets are transferred to a Subsidiary other than the Issuer or Ipiranga, such Subsidiary shall become the Issuer or a Guarantor of the Notes, as the case may be.

(c) Upon any consolidation, merger, sale, conveyance, transfer or lease in accordance with these conditions, the Successor Corporation shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer, Ultrapar or Ipiranga, as applicable under the Notes or the Guarantees, with the same effect as if the Successor Corporation had been named as the Issuer or the Guarantor of the Notes herein. No Successor Corporation shall have the right to redeem the Notes unless the Issuer would have been entitled to redeem the Notes in similar circumstances.

ARTICLE 6

DEFAULT AND REMEDIES

Section 6.01. Events of Default. The occurrence of one or more of the following events shall constitute an “Event of Default”:

(a) the Issuer fails to pay any principal of, or any interest or any Additional Amounts due on, any Note, and, in the case of interest or Additional Amounts, such Default continues for a period of 30 Business Days;

(b) the Issuer, Ultrapar or Ipiranga fails to perform or observe any other term, covenant or obligation in the Notes or in this Indenture and if such Default is capable of being remedied, such Default continues for a period of more than 60 consecutive days after written notice to the Issuer, Ultrapar and/or Ipiranga, as the case may be, by the Trustee, or to the Issuer, Ultrapar, Ipiranga and the Trustee by the holders of 25% or more in aggregate principal amount of the notes;

(c) the Issuer, Ultrapar or Ipiranga or any of their respective Subsidiaries defaults (A) in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Debt in an aggregate amount of U.S.$100,000,000 or more (or its equivalent in any other currency or currencies), whether such Debt now exists or shall hereafter be created; or (B) Default shall occur in the performance or observance of any other terms and conditions relating to any such Debt if the effect of such Default is to cause such Debt to become due prior to its Stated Maturity;

(d) the Issuer, Ultrapar or Ipiranga or any of their Significant Subsidiaries is (or is deemed by law or a court to be) insolvent or bankrupt or unable to pay its debts and such situation is not reversed in 60 consecutive days; stops, suspends or threatens in writing to stop or suspend payment of all or a material part of its debts; makes a general assignment or an arrangement or composition with or for the benefit of the relevant creditors in respect of any such debts or a moratorium is agreed or declared in respect of or affecting all or any part of the debts of the Issuer, Ultrapar, Ipiranga or any of their Significant Subsidiaries, except where such event does not or could not have a Material Adverse Effect with regard to the Issuer, Ultrapar or Ipiranga, respectively;

(e) (A) An effective resolution is passed for the winding up or dissolution of the Issuer, Ultrapar or Ipiranga or any of their Significant Subsidiaries and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive days; or (B) the Issuer, Ultrapar or Ipiranga or any of their Significant Subsidiaries commences, to the extent permitted by applicable law, a voluntary case in bankruptcy or any other action or proceeding for any other relief under any law affecting creditors’ rights that is similar to a bankruptcy law or consents to the commencement against it of an involuntary case in bankruptcy or any other such action or proceeding, except where such event does not or could not have a Material Adverse Effect with regard to the Issuer, Ultrapar or Ipiranga, respectively (an event of default specified in clause (d) or (e) of this Section 6.01, a “bankruptcy default”);

(f) any of this Indenture or the Notes or the Guarantees for any reason cease to be in full force and effect in accordance with its terms or the Issuer, Ultrapar or Ipiranga shall contest the binding effect or enforceability thereof or shall deny that it has any further liability or obligation thereunder or in respect thereof;

(g) a final judgment or final judgments for the payment of money shall have been entered by a court or courts of competent jurisdiction against the Issuer, Ultrapar or Ipiranga or any of their Subsidiaries and remain unpaid or undischarged for a period (during which execution shall not be effectively stayed) of 60 days; provided that the aggregate amount of all such judgments at any time Outstanding (to the extent not paid or to be paid by insurance) equals or exceeds U.S.$100,000,000 (or its equivalent in another currency);

(h) all or substantially all of the undertaking, assets and revenues of the Issuer, Ultrapar or any of its Significant Subsidiaries is condemned, seized or otherwise appropriated by any Person acting under the authority of any national, regional or local government or the Issuer, Ultrapar or any of its Significant Subsidiaries is prevented by any such Person for a period of 60 consecutive days or longer from exercising normal control over all or substantially all of the undertaking, assets and revenues of Ultrapar; or

(i) it is or becomes unlawful for the Issuer, Ultrapar or Ipiranga to perform or comply with any one or more of its payment obligations under this Indenture or the Notes or the Guarantees.

Section 6.02. Acceleration.

(a) If an Event of Default, other than a bankruptcy default with respect to the Issuer, Ultrapar or Ipiranga, or the failure to pay principal when due under the Notes, occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding, by written notice to the Issuer (and to the Trustee if the notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the unpaid principal of and accrued interest on the Notes and any other amounts due and payable by the Issuer under this Indenture to be immediately due and payable. Upon a declaration of acceleration, such principal, interest and other amounts will become immediately due and payable. If a bankruptcy default occurs with respect to the Issuer, Ultrapar or Ipiranga, or any principal amount under the Notes is not paid when due, the unpaid principal of and accrued interest on the Notes then Outstanding and any other amounts due and payable by the Issuer under this Indenture will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(b) The Holders of a majority in principal amount of the Outstanding Notes by written notice to the Issuer and to the Trustee may waive all past Defaults and rescind and annul a declaration of acceleration and its consequences if:

(i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by the declaration of acceleration, have been cured or waived; and

(ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Section 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

Section 6.04. Waiver of Past Defaults. Except as otherwise provided in Section 6.02, 6.07 or 9.02, the Holders of a majority in principal amount of the Outstanding Notes may, by written notice to the Trustee, waive an existing Default and its consequences. Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05. Control by Majority. The Holders of a majority in aggregate principal amount of the Outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction, and the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from Holders.

Section 6.06. Limitation on Suits. A Holder may not institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy under this Indenture or the Notes, unless:

(i) the Holder has previously given to the Trustee written notice of a continuing Event of Default;

(ii) Holders of at least 25% in aggregate principal amount of Outstanding Notes have made written request to the Trustee to institute such proceedings in respect of the Event of Default in its own name as Trustee under this Indenture;

(iii) Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses (including, without limitation, fees and expenses of agents and attorneys) to be incurred in compliance with such request;

(iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(v) the Holders of a majority in aggregate principal amount of the Outstanding Notes have not given the Trustee a direction that is inconsistent with such written request.

Section 6.07. Rights of Holders to Receive Payment. Notwithstanding anything to the contrary, the contractual right of a Holder of a Note to receive payment of principal of or interest on its Note on or after the Stated Maturity thereof, or to bring suit for the enforcement of any such payment on or after such respective dates, in each case as expressly set forth in this Indenture, may not be amended without the consent of that Holder.

Section 6.08. Collection Suit by Trustee. If an Event of Default in payment of principal or interest specified in clause (a) or (b) of Article 6 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent lawful, overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee hereunder.

Section 6.09. Trustee May File Proofs of Claim. The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Issuer, the Guarantors or their respective creditors or property, and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims. Any custodian, receiver, “síndico”, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee hereunder. Nothing in this Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Priorities. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

First: to the Trustee for all amounts due to it hereunder;

Second: to Holders for amounts then due and unpaid for principal of and interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest; and

Third: to the Issuer or as a court of competent jurisdiction may direct.

The Trustee, upon written notice to the Issuer, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under this Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Issuer, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Issuer, the Trustee and the Holders will continue as though no such proceeding had been instituted.

Section 6.12. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys fees, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by a Holder to enforce payment of principal of or interest on any Note on the respective due dates pursuant to Section 6.12, or a suit by Holders of more than 10% in principal amount of the Outstanding Notes except for any proceeding brought before a Brazilian court, which case the Holder may be required to post a bond to cover legal fees and court expenses.

Section 6.13. Rights and Remedies Cumulative. No right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.

Section 6.14. Delay or Omission Not Waiver; Prescription of Claims. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein and every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be; provided, that claims against the Issuer or the Guarantors for payments under any of the Notes shall be prescribed unless made within a period of ten years from the Relevant Date.

Section 6.15. Waiver of Stay, Extension or Usury Laws. Each of the Issuer and the Guarantors covenants, to the extent that it may lawfully do so, that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Issuer or a Guarantor, as the case may be, from paying all or any portion of the principal of, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture. Each of the Issuer and the Guarantors hereby expressly waives, to the extent that it may lawfully do so, all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

THE TRUSTEE

Section 7.01. General.

(a) The duties and responsibilities of the Trustee are as set forth herein. Whether or not expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article.

(b) Except during the continuance of an Event of Default, the Trustee needs to perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee. In case an Event of Default has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own gross negligence or willful misconduct.

(d) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts.

(e) Unless otherwise specifically provided herein or in the Notes, any order, certificate, notice, request, direction or other communication from the Issuer made or given under any provision of this Indenture shall be sufficient if signed by an Officer or any duly authorized attorney-in-fact.

Section 7.02. Certain Rights of Trustee.

(a) The Trustee may conclusively rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine. The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel conforming to Section 11.03 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(c) The Trustee may act and conclusively rely and shall be fully protected in acting and relying in good faith on the opinion or advice of, or information obtained from, any counsel, accountant, appraiser or other expert or adviser, whether retained or employed by the Issuer, the Guarantors or by the Trustee, in relation to any matter arising in the administration of the trusts hereof;

(d) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee security, reasonably satisfactory to it, or indemnity against the costs, expenses and liabilities (including, without limitation, fees and expenses of agents and attorneys) that might be incurred by it in compliance with such request or direction.

(e) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

(f) The Trustee may appoint counsel and other advisors of its choice from time to time to provide advice and services arising out of or in connection with the performance by the Trustee of its obligations under the Indenture. The Trustee may consult with counsel of its choice, and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(g) The Trustee may act through its agents, attorneys, accountants, experts and such other professionals as the Trustee deems necessary, advisable or appropriate and shall not be responsible for the misconduct or negligence of any agent, attorney, accountant, expert or other such professional appointed with due care and in the absence of gross negligence.

(h) No provision of this Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense (including, without limitation, fees and expenses of agents and attorneys). In no event shall the Trustee be liable for special, indirect punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person authorized or employed by the Trustee to act hereunder.

(j) The Trustee may request that each of the Issuer and the Guarantors deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(k) The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

Section 7.03. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer, the Guarantors or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311.

Section 7.04. Trust Indenture Act. Notwithstanding anything to the contrary elsewhere in this Indenture, the parties to this Indenture and the Holders of the Notes acknowledge and agree that this Indenture is not qualified under the Trust Indenture Act, Holders are not entitled to any protections thereunder and, except as expressly set forth in this Indenture, the provisions of the Trust Indenture Act are not incorporated by reference in this Indenture.

Section 7.05. Trustee’s Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of this Indenture or the Notes; (ii) is not accountable for the Issuer’s use or application of the proceeds from the Notes; and (iii) is not responsible for any statement in the Notes other than its certificate of authentication.

Section 7.06. Notice of Default. The Trustee is not to be charged with knowledge of any Default or Event of Default or knowledge of any cure of any Default or Event of Default with respect to the Notes unless a Responsible Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office. If any Default or Event of Default occurs and is continuing and written notice thereof is delivered to a Responsible Officer of the Trustee, the Trustee will send notice of the Default or Event of Default to each Holder within 60 days after it occurs, unless the Default or Event of Default has been cured; provided that, except in the case of a Default in the payment of the principal of or interest on any Note, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors of the Trustee in good faith determines that withholding the notice is in the interest of the Holders.

Section 7.07. Compensation and Indemnity.

(a) The Issuer will pay the Trustee compensation as agreed upon in writing between the Issuer and the Trustee for the Trustee’s services. The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust. The Issuer will reimburse the Trustee upon request for all reasonable out of pocket expenses, disbursements and advances incurred or made by the Trustee, including the compensation and expenses of the Trustee’s agents and counsel.

(b) The Issuer and the Guarantors shall jointly and severally indemnify the Trustee and its agents, officers, directors and employees for, and hold them harmless against, any loss or liability, damage, claim or expense incurred by them arising out of or in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Notes, including the costs and expenses (including, without limitation, fees and expenses of agents and attorneys) of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Notes, except to the extent any such loss, damage, claim, liability or expense shall have been determined by a court of competent jurisdiction in a final nonappealable judgment to have been caused by its own gross negligence or willful misconduct.

(c) To secure each of the Issuer’s and the Guarantor’s payment obligations in this Section, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, and interest on particular Notes.

(d) If the Trustee incurs expenses or renders services in connection with an Event of Default as specified herein, the expenses (including, but not limited to, charges and expenses of its counsel and agents) and the compensation for the services are intended to constitute expenses of administration under any applicable bankruptcy, reorganization, insolvency or similar law now or hereafter in effect.

(e) The provisions of this Section 7.07 shall survive termination of this Indenture and the resignation or removal of the Trustee.

Section 7.08. Replacement of Trustee. (a) (i) The Trustee may resign at any time by written notice to the Issuer.

(ii) The Holders of a majority in principal amount of the Outstanding Notes may remove the Trustee by written notice to the Trustee.

(iii) If the Trustee is no longer eligible under Section 7.13, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(iv) The Issuer may remove the Trustee if: (i) the Trustee is no longer eligible under Section 7.13; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

(b) If the Trustee has been removed by the Holders, Holders of a majority in principal amount of the Notes may appoint a successor Trustee with the consent of the Issuer. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Issuer will promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of a majority in principal amount of the Outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c) Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Issuer, (i) the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07, (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. Upon request of any successor Trustee, the Issuer will execute any and all instruments for fully and vesting in and confirming to the successor Trustee all such rights, powers and trusts. The Issuer will give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.

(d) Notwithstanding replacement of the Trustee pursuant to this Section, the Issuer’s obligations under Section 7.07 will continue for the benefit of the retiring Trustee.

Section 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in this Indenture.

Section 7.10. Money Held in Trust. The Trustee will not be liable for interest on any money received by it except as it may agree with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Section 7.11.

Section 7.11. Appointment of Co-Trustee. (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement under this Indenture, the Trustee shall have the power and may execute and deliver all instruments necessary to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title hereunder, or any part hereof, and subject to the other provisions of this Section 7.11, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co- trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 7.13 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 7.13 hereof.

(b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to any property or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article 7. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection or rights (including the rights to compensation, reimbursement and indemnification hereunder) to, the Trustee. Every such instrument shall be filed with the Trustee.

(d) Any separate trustee or co-trustee may at any time constitute the Trustee its agent or attorney in fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 7.12. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 7.13. Corporate Trustee Required; Eligibility; Conflicting Interests. There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under the Trust Indenture Act and shall have a combined capital and surplus of at least $25,000,000 and its Corporate Trust Office in The City of New York, New York. If such corporation publishes reports of condition at least annually, pursuant to law or the requirements of Federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. Neither the Issuer nor any Person directly or indirectly controlling, controlled by, or under common control with the Issuer shall serve as Trustee.

Section 7.14. Compliance Certificates and Opinions. Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and

(d) a statement as to whether or not, in the opinion of each such individual, such condition or covenant has been complied with.

Section 7.15. Trustee and Others May Hold Notes.

(a) The Trustee or any Paying Agent or Principal Paying Agent or Registrar or any other authorized agent of the Trustee, or any Affiliate thereof, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer, or any other obligor on the Notes with the same rights it would have if it were not Trustee, Paying Agent, Principal Paying Agent, Registrar or such other authorized agent.

(b) The Trustee is subject to TIA Sections 310(b) and 311.

ARTICLE 8

DEFEASANCE AND DISCHARGE

Section 8.01. Discharge of Issuer’s Obligations.

(a) Subject to paragraph (b), the Issuer’s obligations under the Notes and this Indenture, and the Guarantors’ obligations under the Guarantees, will terminate if:

(i) all Notes previously authenticated and delivered (other than (A) destroyed, lost or stolen Notes that have been replaced or (B) Notes that are paid pursuant to Section 3.01 or (C) Notes for whose payment funds in Dollars or U.S. Government Obligations in Dollars have been held in trust and then repaid to the Issuer pursuant to Section 7.06) have been delivered to the Trustee for cancellation and the Issuer has paid all sums payable by it hereunder; or

(ii) (A) the Issuer irrevocably deposits in trust with the Trustee, as trust funds solely for the benefit of the Holders, funds in Dollars or U.S. Government Obligations in Dollars or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written opinion delivered to the Trustee, without consideration of any reinvestment, to pay principal of and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder;

(B) no Default has occurred and is continuing on the date of the deposit;

(C) the deposit will not result in a breach or violation of, or constitute a Default under, this Indenture or any other agreement or instrument to which the Issuer is a party or by which it is bound; and

(D) the Issuer delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

(b) After satisfying the conditions in clause (a)(i), only the Issuer’s obligations under Section 7.07 will survive. After satisfying the conditions in clause (a)(ii), only the Issuer’s obligations in Article 2 and Section 3.01, 4.01, 4.02, 7.07, 8.05 and 8.06 will survive. In either case, the Trustee upon request will acknowledge in writing the discharge of the Issuer’s obligations under the Notes and this Indenture other than the surviving obligations.

Section 8.02. Legal Defeasance. After the 123rd day following the deposit referred to in clause (i) below, the Issuer will be deemed to have paid and will be discharged from its obligations in respect of the Notes and this Indenture, other than its obligations in Article 2 and Section 3.01, 4.01, 4.02, 7.07, 8.05 and 8.06, provided the following conditions have been satisfied:

(i) The Issuer has irrevocably deposited in trust with the Trustee, as trust funds solely for the benefit of the Holders, funds in Dollars or U.S. Government Obligations in Dollars or a combination thereof sufficient, in the opinion of an internationally recognized firm of independent public accountants expressed in a written certificate thereof delivered to the Trustee, without consideration of any reinvestment, to pay principal of and interest on the Notes to maturity or redemption, as the case may be, provided that any redemption before maturity has been irrevocably provided for under arrangements satisfactory to the Trustee.

(ii) No Default has occurred and is continuing on the date of the deposit or occurs at any time during the 123 day period following the deposit.

(iii) The deposit will not result in a breach or violation of, or constitute a Default under, this Indenture or any other agreement or instrument to which the Issuer is a party or by which it is bound.

(iv) The Issuer has delivered to the Trustee:

(A) either (x) a ruling received from the Internal Revenue Service to the effect that the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case or (y) an Opinion of Counsel, based on a change in law after the date of this Indenture, to the same effect as the ruling described in clause (x);

(B) an Opinion of Counsel to the effect that (i) the creation of the defeasance trust does not violate the Investment Company Act of 1940, as amended, (ii) the Holders have a valid first priority Note interest in the trust funds (subject to customary exceptions), and (iii) after the passage of 123 days following the deposit, the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law; and

(C) an Opinion of Counsel from Luxembourg and any other jurisdiction in which the Issuer is conducting business in a manner which causes the Holders of the Notes to be liable for taxes on payments under the Notes for which they would not have been so liable but for such conduct of business in such other jurisdiction, to the effect that the Holders will not recognize income, gain or loss in the relevant jurisdiction as a result of such deposit and the defeasance and will be subject to taxes in the relevant jurisdiction (including withholding taxes) (as applicable) on the same amount and in the same manner and at the same times as would otherwise have been the case if such deposit and defeasance had not occurred.

(v) If the Notes are listed on a U.S. national securities exchange, the Issuer has delivered to the Trustee an Opinion of Counsel to the effect that the deposit and defeasance will not cause the Notes to be delisted.

(vi) The Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance have been complied with.

Prior to the end of the 123 day period, none of the Issuer’s obligations under this Indenture will be discharged. Thereafter, the Trustee upon request will acknowledge in writing the discharge of the Issuer’s obligations under the Notes and this Indenture except for the surviving obligations specified above.

Section 8.03. Covenant Defeasance. After the 123rd day following the deposit referred to in Section 8.01(a)(ii), the Issuer’s obligations set forth in Section 4.06 through 4.09, inclusive, will terminate, and clauses (d) and (g) of Section 6.01 will no longer constitute an Event of Default, provided that the following conditions have been satisfied:

(i) The Issuer has complied with clauses (i), (ii), (iii), (iv)(B), (v) and (vi) of Section 8.02; and

(ii) the Issuer has delivered to the Trustee an Opinion of Counsel to the effect that the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case.

Except as specifically stated above, none of the Issuer’s obligations under this Indenture will be discharged.

Section 8.04. Application of Trust Money. Subject to Section 8.05, the Trustee will hold in trust the funds in Dollars or U.S. Government Obligations in Dollars deposited with it pursuant to Section 8.01, 8.02 or 8.03, and apply the deposited funds in Dollars and the proceeds from deposited U.S. Government Obligations in Dollars to the payment of principal of and interest on the Notes in accordance with the Notes and this Indenture. Such Dollar funds and U.S. Government Obligations need not be segregated from other funds except to the extent required by law.

Section 8.05. Repayment to Issuer. Subject to Section 7.07, 8.01, 8.02 and 8.03, the Trustee and the Paying Agents will promptly pay to the Issuer upon request any excess funds in Dollars held by the Trustee and the Paying Agents at any time and thereupon be relieved from all liability with respect to such funds. The Trustee or such Paying Agent will pay to the Issuer upon request any funds in Dollars held for payment with respect to the Notes that remains unclaimed for two years; provided that before making such payment the Trustee or such Paying Agent may at the expense of the Issuer publish once in a newspaper of general circulation in New York City, or send to each Holder entitled to such Dollar denominated funds, notice that the funds remains unclaimed and that after a date specified in the notice (at least 30 days after the date of the publication or notice) any remaining unclaimed balance of money will be repaid to the Issuer. After payment to the Issuer, Holders entitled to such funds must look solely to the Issuer for payment, unless applicable law designates another Person, and all liability of the Trustee and the Paying Agents with respect to such funds will cease.

Section 8.06. Reinstatement. If and for so long as the Trustee is unable to apply any funds in Dollars or U.S. Government Obligations in Dollars held in trust pursuant to Section 8.01, 8.02 or 8.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes will be reinstated as though no such deposit in trust had been made. If the Issuer makes any payment of principal of or interest on any Notes because of the reinstatement of its obligations, it will be subrogated to the rights of the Holders of such Notes to receive such payment from the funds in Dollars or U.S. Government Obligations in Dollars held in trust.

ARTICLE 9

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01. Amendments Without Consent of Holders. The Issuer, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Guarantees without notice to or the consent of any Noteholder:

(i) to cure any ambiguity, omission, defect, inconsistency or to correct a manifest error in this Indenture, the Notes or the Guarantees;

(ii) to comply with Section 5.01 and Section 9.03;

(iii) to evidence and provide for the acceptance of an appointment hereunder by a successor Trustee;

(iv) to provide for uncertificated Notes in addition to or in place of Certificated Notes provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code;

(v) to provide for any additional Guarantee of the Notes or to secure the Notes or confirm and evidence the release, termination or discharge of any Guarantee or Lien securing the notes when such release, termination or discharge is permitted by this Indenture;

(vi) to provide for or confirm the issuance of Additional Notes;

(vii) to add to the covenants of the Issuer, Ultrapar or Ipiranga for the benefit of the Holders of the Notes;

(viii) to make any other change that does not materially and adversely affect the rights of any Holder, as provided in an Officer’s Certificate and Opinion of Counsel delivered to the Trustee; or

(ix) to conform this Indenture to the description of the Notes in the Offering Memorandum.

Section 9.02. Amendments With Consent of Holders.

(a) Except as otherwise provided in Section 6.02 through 6.07 or paragraph (b) of this Section 9.02, the Issuer, the Guarantors and the Trustee may amend this Indenture, the Notes and the Guarantees with the written consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes, and the Holders of a majority in aggregate principal amount of the Outstanding Notes by written notice to the Trustee may waive future compliance by the Issuer with any provision of this Indenture, the Notes or the Guarantees.

(b) Notwithstanding the provisions of paragraph (a), without the consent of each Holder affected, an amendment or waiver may not:

(i) reduce the principal amount of or change the Stated Maturity of any payment of principal or any installment of interest on any Note;

(ii) reduce the rate of interest or change the method of computing the amount of interest payable on any Note;

(iii) reduce the amount payable upon the redemption of any Note or change the time of any mandatory redemption or, in respect of an optional redemption, the times at which any Note may be redeemed or, once notice of redemption has been given, the time at which it must thereupon be redeemed provided, however, the minimum notice period for such redemption (but not the times of redemption) may be changed with the written consent of the holders of a majority in principal amount of the outstanding Notes;

(iv) make any Note payable in currency other than that stated in the Note;

(v) impair the contractual right of any Holder of Notes to receive any principal payment or interest payment on such Holder’s Notes, on or after the Stated Maturity thereof, or to institute suit for the enforcement of any such payment;

(vi) make any change in the percentage of the principal amount of the Notes required for amendments or waivers; or

(vii) modify or change any provision of this Indenture affecting the ranking of the Notes in a manner adverse to the Holders of the Notes (it being understood that changes in provisions affecting the ability to create Liens over the assets of the Issuer shall not affect the “ranking” of the Notes as that term is used in this subsection (vii)).

(c) It is not necessary for Noteholders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.

(d) Subject to Section 9.05, an amendment, supplement or waiver under this Section will become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the Outstanding Notes. After an amendment, supplement or waiver under this Section becomes effective, the Issuer will send to the Holders affected thereby a notice briefly describing the amendment, supplement or their written waiver. The Issuer will send supplemental Indentures to Holders upon request. Any failure of the Issuer to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental Indenture or waiver.

Section 9.03. Substitution of the Issuer.

(a) Notwithstanding any other provision contained in this Indenture, without the consent of any Holder of Notes, the Issuer may be replaced and substituted, as principal debtor in respect of the Notes, by (x) Ultrapar or (y) any Wholly-owned Subsidiary of Ultrapar (in each case, in that capacity, the “Substituted Issuer”); provided that the following conditions are satisfied:

(i) such documents shall be executed by the Substituted Issuer, the Issuer, Ultrapar and the Trustee as may be necessary to give full effect to the substitution, including a supplemental indenture under which the Substituted Issuer assumes all of the obligations of the Issuer under this Indenture and Notes and, unless Ultrapar or another guarantor of the Notes is the Substituted Issuer or Ultrapar’s or such other Guarantor’s then-existing Guarantee remains in full force and effect, a substitute Guarantee issued by Ultrapar or such other Guarantor in respect of the Notes (collectively, the “Substitution Documents”);

(ii) if the Substituted Issuer is organized in a jurisdiction other than Luxembourg, the Substitution Documents shall contain covenants (i) to ensure that each Holder of Notes has the benefit of a covenant in terms corresponding to the obligations of the Issuer, in respect of the payment of Additional Amounts (but replacing references to Luxembourg with references to the jurisdiction of organization of the Substituted Issuer) and (ii) to indemnify each Holder and beneficial owner of Notes against all taxes or duties that (a) arise by reason of a law or regulation in effect or contemplated on the effective date of the substitution that are incurred or levied against such Holder or beneficial owner of Notes as a result of the substitution and that would not have been so incurred or levied had the substitution not been made, and (b) are imposed on such Holder or beneficial owner of Notes by any political subdivision or taxing authority of any country in which such Holder or beneficial owner of the Notes resides or is subject to any such tax or duty and that would not have been so imposed had the substitution not been made;

(iii) the Issuer shall deliver, or cause the delivery, to the Trustee opinions from internationally recognized counsel in the jurisdiction of organization of the Substituted Issuer and the State of New York to the effect that the Substitution Documents constitute valid and binding obligations of the Substituted Issuer, as well as an Officer’s Certificate as to compliance with the provisions described under this section;

(iv) the Substituted Issuer shall appoint a process agent in the Borough of Manhattan in The City of New York to receive service of process on its behalf in relation to any legal action or proceedings arising out of or in connection with Notes, this Indenture and the Substitution Documents;

(v) no Default or Event of Default has occurred or is continuing; and

(vi) the substitution shall comply with all applicable requirements under the laws of the jurisdiction of organization of the Substituted Issuer and Luxembourg.

(b) Upon the execution of the Substitution Documents, any substitute guarantee and compliance with the other conditions in this Indenture relating to the substitution, (i) the Substituted Issuer shall be deemed to be named in the Notes as the principal debtor in place of the Issuer and (ii) the Issuer (or any previous substitute) shall be released from all of its obligations under the Notes and this Indenture and any reference in this Indenture to the Issuer shall from then on be deemed to refer to the Substituted Issuer and any reference to the country in which the Issuer is domiciled or resident for taxation purposes shall from then on be deemed to refer to the country of domicile or residence for taxation purposes of the Substituted Issuer.

(c) Not later than 10 Business Days after the execution of the Substitution Documents, the Substituted Issuer shall give written notice thereof to the Holders of Notes.

Section 9.04. Effect of Consent.

(a) After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder of a Note that evidences the same debt as the Note of the consenting Holder.

(b) If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Note and return it to the Holder, or exchange it for a new Note that reflects the changed terms. The Trustee may also place an appropriate notation on any Note thereafter authenticated. However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Notes in this fashion.

Section 9.05. Trustee’s Rights and Obligations. Other than Section 9.01 above (except for paragraph (vii) therein), the Trustee is entitled to receive, and will be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article is authorized or permitted by this Indenture. If the Trustee has received such an Officer’s Certificate and Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Trustee. The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under this Indenture.

ARTICLE 10

GUARANTEES

Section 10.01. Guarantees.

(a) Each Guarantor hereby jointly and severally, irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment when due, whether by acceleration, by redemption or otherwise, of all obligations of the Issuer under this Indenture (including obligations to the Trustee) and the Notes, whether for payment of principal of, interest on or liquidated damages, if any, in respect of the Notes and all other monetary obligations of the Issuer under this Indenture and the Notes and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuer whether for fees, expenses, indemnification or otherwise under this Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.

(b) Each Guarantor waives, to the fullest extent permitted by law, presentation to, demand of payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (v) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of such Guarantor.

(c) Each Guarantor hereby waives, to the fullest extent permitted by law, any right to which it may be entitled to have its obligations hereunder divided among the Guarantors, such that such Guarantor’s obligations would be less than the full amount claimed. Each Guarantor hereby waives, to the fullest extent permitted by law, any right to which it may be entitled to have the assets of the Issuer first be used and depleted as payment of the Issuer’s or such Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder. Each Guarantor hereby waives any right to which it may be entitled to require that the Issuer be sued prior to an action being initiated against such Guarantor. Each Guarantor hereby waives the benefits to which it is entitled under Articles 333, 827, 829, 830, 834, 835, 837, 838 and 839 of the Brazilian Civil Code, and Article 794 of the Brazilian Code of Civil Procedure.

(d) Each Guarantor further agrees that its guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(e) Except as expressly set forth in Section 10.02 below, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

(f) Each Guarantor agrees that its guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each Guarantor further agrees that its guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest or liquidated damages, if any, on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.

(g) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of or interest or liquidated damages, if any, on any Guaranteed Obligation when and as the same shall become due, whether by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Principal Paying Agent for the benefit of Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations and (iii) all other monetary obligations of the Issuer to the Holders and the Trustee.

(h) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of any guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 10.01.

(i) Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

(j) Upon request of the Trustee, each Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 10.02. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Section 10.03. Successors and Assigns. This Article 10 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

Section 10.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

Section 10.05. Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

Section 10.06. Non-Impairment. The failure to endorse a guarantee on any Note shall not affect or impair the validity thereof.

ARTICLE 11

MISCELLANEOUS

Section 11.01. Noteholder Communications; Noteholder Actions.

(a) The rights of Holders to communicate with other Holders with respect to this Indenture or the Notes are as provided by the Trust Indenture Act, and the Issuer and the Trustee shall comply with the requirements of TIA Sections 312(a) and 312(b). Neither the Issuer nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

(b) (i) Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the Responsible Office of the Trustee. The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.

(ii) The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.

(c) Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note. Subject to paragraph (c), a Holder may revoke an act as to its Notes, but only if the Responsible Officer of the Trustee receives the written notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

(d) The Issuer may, but is not obligated to, fix a record date for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of Default, any declaration or acceleration or any other remedies or other consequences of the Event of Default. If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date.

(e) If the Issuer shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other act, the Issuer may, at its option, in or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other act, but the Issuer shall have no obligation to do so. Such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

Section 11.02. Notices.

(a) Any notice or communication to the Issuer will be deemed given if in English and in writing (i) when delivered in person or (ii) an internationally recognized overnight courier service, or (iii) when sent by facsimile transmission, with transmission confirmed. Any notice to the Trustee will be effective only upon receipt by the Responsible Officer of the Trustee provided such notice is in writing and in English and (i) delivered in person or (ii) an internationally recognized overnight courier service, or (iii) when sent by facsimile transmission, with transmission confirmed. In each case the notice or communication should be addressed as follows:

if to the Issuer:

Ultrapar International S.A.

c/o Ultrapar Participações S.A.

Av. Brigadeiro Luiz Antônio, 1343, 9o Andar

São Paulo, SP, Brazil 01317-910

Attention: Marcello De Simone

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

Av. Brigadeiro Faria Lima, 3311, 7th Floor

São Paulo, São Paulo 04538-133

Attention: Filipe Areno

Facsimile: +55 11 3708 1845

if to the Trustee, the Transfer Agent, Registrar or Paying Agent:

The Bank of New York Mellon

101 Barclay Street, Floor 7E

New York, New York 10286

USA

Attention: Global Corporate Trust

Facsimile: +1 212-815-5390

if to the Principal Paying Agent:

The Bank of New York Mellon

101 Barclay Street, Floor 7E

New York, New York 10286

USA

Attention: Global Corporate Trust

Facsimile: +1 212-815-5390

if to the Luxembourg Paying Agent and Luxembourg Transfer Agent:

The Bank of New York Mellon (Luxembourg) S.A.

Vertigo Building – Polaris 2-4 Rue Eugene Ruppert L-2453

Luxembourg, Grand Duche de Luxembourg

Fax: +352 24 524 204

Attention: International Corporate Trust

The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b) Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when mailed to the Holder at its address as it appears on the Register by first class mail or, as to any Global Note registered in the name of DTC or its nominee, as agreed by the Issuer, the Trustee and DTC; provided, that, at any time when the Notes are listed on the Official List of the Luxembourg Stock Exchange and admitted to trading on the Euro MTF market and its rules so require, the Issuer will publish any such notice of communication sent to the Holders in a newspaper having a general circulation in Luxembourg, or alternatively, notice to Holders may be published on the website of the Luxembourg Stock Exchange at www.bourse.lu. Such notice will be deemed given on the date of its first publication. Copies of any notice or communication to a Holder, if given by the Issuer, will be mailed to the Trustee and the Transfer Agent and Paying Agents at the same time. Defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.

(c) Where this Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods; provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Issuer elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 11.03. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer or the Guarantors to the Trustee to take any action under this Indenture, each of the Issuer and the Guarantors will furnish to the Trustee:

(i) an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii) an Opinion of Counsel stating that all such conditions precedent have been complied with.

Section 11.04. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(i) a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

(iii) a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials with respect to matters of fact.

Section 11.05. Payment Date Other than a Business Day. If any payment with respect to a payment of any principal of, premium, if any, or interest on any Note (including any payment to be made on any date fixed for redemption of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.

Section 11.06. Governing Law. This Indenture, the Notes and the Guarantees shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to its choice of law principles. The application of the provisions set out in articles 86 to 94-8 of the Luxembourg law on commercial companies dated August 10, 1915, as amended, is excluded.

Section 11.07. Submission to Jurisdiction; Agent for Service. (a) Each of the Issuer and the Guarantors agrees that any suit, action or proceeding against it brought by any Noteholder or the Trustee arising out of or based upon this Indenture or the Notes may be instituted in any state or Federal court in the Borough of Manhattan in The City of New York, New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submit to the exclusive jurisdiction of such courts in any suit, action or proceeding.

(b) By the execution and delivery of this Indenture or any amendment or supplement hereto, each of the Issuer and the Guarantors (i) acknowledges that it hereby designates and appoints C T Corporation System, currently located at 111 Eighth Avenue, New York, New York 10011, as its authorized agent upon which process may be served in any suit, action or proceeding with respect to, arising out of, or relating to, the Notes or this Indenture , that may be instituted in any Federal or state court in the State of New York, The City of New York, the Borough of Manhattan, or brought under Federal or state securities laws or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder), and acknowledges that C T Corporation System has accepted such designation, (ii) submits to the exclusive jurisdiction of any such court in any such suit, action or proceeding, and (iii) agrees that service of process upon C T Corporation System shall be deemed in every respect effective service of process upon the Issuer or such Guarantor in any such suit, action or proceeding. Each of the Issuer and the Guarantors further agrees to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of C T Corporation System in full force and effect so long as this Indenture shall be in full force and effect; provided that the Issuer and such Guarantor may and shall (to the extent C T Corporation System ceases to be able to be served on the basis contemplated herein), by written notice to the Trustee, designate such additional or alternative agents for service of process under this Section 11.07 that (i) maintains an office located in the Borough of Manhattan, The City of New York in the State of New York, (ii) are either (x) counsel for the Issuer or any Guarantor or (y) a corporate service company which acts as agent for service of process for other Persons in the ordinary course of its business and (iii) agrees to act as agent for service of process in accordance with this Section 11.07. Such notice shall identify the name of such agent for process and the address of such agent for process in the Borough of Manhattan, The City of New York, State of New York. Upon the request of any Noteholder, the Trustee shall deliver such information to such Noteholder. Notwithstanding the foregoing, there shall, at all times, be at least one agent for service of process for the Issuer and each Guarantor appointed and acting in accordance with this Section 11.07.

Section 11.08. Judgment Currency.

(a) Dollars are the sole currency of account and payment for all sums due and payable by the Issuer and each Guarantor under this Indenture and the Notes. If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder in Dollars into another currency, the Issuer and each Guarantor will agree, to the fullest extent that it may legally and effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Trustee determines a Person could purchase Dollars with such other currency in New York, New York, on the Business Day immediately preceding the day on which final judgment is given.

(b) The obligation of the Issuer and each Guarantor in respect of any sum due to any Noteholder or the Trustee in Dollars shall, to the extent permitted by applicable law, notwithstanding any judgment in a currency other than Dollars, be discharged only to the extent that on the Business Day following receipt of any sum adjudged to be so due in the judgment currency such Noteholder or Trustee may in accordance with normal banking procedures purchase Dollars in the amount originally due to such Person with the judgment currency. If the amount of Dollars so purchased is less than the sum originally due to such Person, the Issuer and each Guarantor agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Person against the resulting loss; and if the amount of Dollars so purchased is greater than the sum originally due to such Person, such Person will, by accepting a Note, be deemed to have agreed to repay such excess.

Section 11.09. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture or loan or debt agreement of Ultrapar or any Subsidiary of Ultrapar, and no such indenture or loan or debt agreement may be used to interpret this Indenture.

Section 11.10. Successors. All agreements of the Issuer and each Guarantor in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successor.

Section 11.11. Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.12. Separability. In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 11.13. Table of Contents and Headings. The Table of Contents, Cross- Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and in no way modify or restrict any of the terms and provisions of this Indenture.

Section 11.14. No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders. No director, officer, employee, incorporator, member or stockholder of the Issuer or any Guarantor or their respective Subsidiaries, as such, will have any liability for any obligations of the Issuer or such Guarantor under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are an integral part of the consideration for issuance of the Notes.

Section 11.15. Waiver of Jury Trial. EACH OF THE ISSUER, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 11.16. Tax Matters. Each of the Issuer and the Trustee agree (i) to cooperate and to provide the other with such reasonable information as each may have in its possession to enable the determination of whether any payments pursuant to the Indenture are subject to the withholding requirements described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof (“Applicable Law”), and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Law, for which the Trustee shall not have any liability.

Section 11.17. Contractual Recognition of Bail-in Powers. Notwithstanding any other term of this Indenture or any other agreements, arrangements, or understanding between the parties, each counterparty to a BRRD Party under this Indenture acknowledges, accepts, and agrees to be bound by:

(a) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of any BRRD Party to it under this Indenture, that (without limitation) may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the relevant BRRD Party or another person (and the issue to or conferral on it of such shares, securities or obligations);

(iii) the cancellation of the BRRD Liability;

(iv) the amendment or alteration of the amounts due in relation to the BRRD Liability, including any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b) the variation of the terms of this Indenture, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

By: ______________________
Name: James W. Briggs
Title: Vice President

By: ______________________
Name: James W. Briggs
Title: Vice President

By: ______________________
Name: James W. Briggs
Title: Attorney-in-Fact

[*Signature Page to Indenture*]

EXHIBIT A

[FACE OF NOTE]

ULTRAPAR INTERNATIONAL S.A.

5.250% Note Due 2026

[CUSIP] [ISIN]

No.	US$

ULTRAPAR INTERNATIONAL S.A., a public limited liability company (société anonyme) organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 6 rue Eugène Ruppert, L-2458 Luxembourg and registered with the Luxembourg Trade and Companies Register (Registre de commerce et des sociétés, Luxembourg) under number B 208982 (the “Issuer”, which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to                                     , or its registered assigns, the principal sum of                        DOLLARS (US$                    ).

Interest Rate:         5.250% per annum.

Interest Payment Dates: April 6 and October 6 of each year, commencing April 6, 2017.

Regular Record Dates: March 22 and September 21 of each year.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized signatory.

ULTRAPAR INTERNATIONAL S.A. as Issuer

By:
Name: Title:

Trustee’s Certificate of Authentication

This is one of the 5.250% Notes Due 2026 described in the Indenture referred to in this Note.

The Bank of New York Mellon, as Trustee

By:
Authorized Officer

Dated:

[REVERSE SIDE OF NOTE]

ULTRAPAR INTERNATIONAL S.A.

5.250% Note Due 2026

1.	Principal and Interest.

The Issuer promises to pay the principal of this Note on the Maturity Date. The Issuer promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth on the face of this Note at the rate of 5.250% per annum. Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the March 22 or September 21 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing April 6, 2017.

Interest on this Note will accrue from the most recent date to which interest has been paid on this Note (or, if there is no existing Default in the payment of interest and if this Note is authenticated between a regular record date and the next Interest Payment Date, from such Interest Payment Date) or, if no interest has been paid, from the Issue Date. Interest will be computed in the basis of a 360 day year of twelve 30 day months.

The Issuer will pay interest on overdue principal, premium, if any, and, to the extent lawful, interest at a rate per annum that is 1% per annum in excess of the rate per annum borne by this Note. Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Issuer for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Issuer will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

Additional Amounts will be paid in respect of any payments of interest or principal so that the amount a Holder receives after applicable withholding tax will equal the amount that the Holder would have received if no withholding tax had been applicable, to the extent described in Section 3.01 of the Indenture.

2.	Indentures; Note.

This is one of the Notes issued under an Indenture dated as of October 6, 2016 (as amended or supplemented from time to time, the “Indenture”), among the Issuer, Ultrapar Participações S.A. (“Ultrapar”) and Ipiranga Produtos de Petróleo S.A. (“Ipiranga”) as the Guarantors, The Bank of New York Mellon, as Trustee, Transfer Agent, Registrar and Paying Agent, The Bank of New York Mellon as Principal Paying Agent, and The Bank of New York Mellon (Luxembourg) S.A. as Luxembourg Paying Agent and Luxembourg Transfer Agent. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture, as may be amended from time to time. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Notes are general unsecured and unsubordinated obligations of the Issuer, being equal in right of payment with all existing and future unsecured unsubordinated obligations of the Issuer. The Indenture limits the original aggregate principal amount of the Notes to US$750,000,000, but Additional Notes may be issued pursuant to the Indenture, and the originally issued Notes and all such Additional Notes shall vote together for all purposes as a single class.

The Guarantees are unsecured unsubordinated obligations of Ultrapar and Ipiranga, being equal in right of payment with all existing and future unsecured unsubordinated obligations of Ultrapar and Ipiranga.

3.	Redemption and Repurchase; Discharge Prior to Redemption or Maturity.

The Note is subject to redemption for tax reasons as described in Section 3.03 of the Indenture and Optional Redemption as described in Section 3.02 of the Indenture.

The Note is subject to repurchase upon a Change of Control that results in a Rating Decline as described in Section 4.07 of the Indenture.

4.	Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in denominations of US$200,000 of original principal amount and any multiple of US$1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

5.	Defaults and Remedies.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable. If a bankruptcy default with respect to the Issuer occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then Outstanding may direct the Trustee in its exercise of remedies.

6.	Amendment and Waiver.

Subject to certain exceptions, the Indenture and the Notes may be amended, or Default may be waived, with the consent of the Holders of a majority in principal amount of the Outstanding Notes. Without notice to or the consent of any Holder, the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture, the Notes or the Guarantees to, among other things, cure any ambiguity, omission, defect, inconsistency or to correct a manifest error if such amendment or supplement does not adversely affect the interests of the Holders in any material respect.

7.	Authentication.

This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.

8.	Governing Law.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to its choice of law principles. Reference is hereby made to the further provisions of submission to jurisdiction, agent for service, waiver of immunities and judgment currency set forth in the Indenture, which will for all purposes have the same effect as if set forth herein. The application of the provisions set out in articles 86 to 94-8 of the Luxembourg law on commercial companies dated August 10, 1915, as amended, is excluded.

9.	Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Issuer will furnish a copy of the Indenture to any Holder upon written request and without charge.

FORM OF NOTATION ON SECURITY RELATING TO GUARANTEE

For value received, each of the undersigned hereby unconditionally guarantees to the Holder of this Note, the cash payments in U.S. dollars of principal and interest on this Note (and including Additional Amounts payable thereon, if any) in the amounts and at the times when due, together with interest on the overdue principal and interest, if any, on this Note, if lawful, and the payment of all other obligations of the Issuer under the Indenture or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and conditions of this Security and the Indenture. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture, dated as of October 6, 2016 among Ultrapar International S.A., as the Issuer, Ultrapar Participações S.A. (“Ultrapar”) and Ipiranga Produtos de Petróleo S.A. (“Ipiranga”) as the Guarantors, The Bank of New York Mellon, as Trustee, Transfer Agent, Registrar and Paying Agent, The Bank of New York Mellon as Principal Paying Agent, and The Bank of New York Mellon (Luxembourg) S.A. as Luxembourg Paying Agent and Luxembourg Transfer Agent.

The obligations of the undersigned to the Holders and to the Trustee are expressly set forth in Article 10 of the Indenture. This Guarantee constitutes a direct, general and unconditional obligation of the undersigned which will at all times rank at least pari passu with all other present and future senior unsecured obligations of the undersigned, except for such obligations as may be preferred by mandatory provisions of law.

IN WITNESS WHEREOF, each of Ultrapar and Ipiranga has caused this endorsement with respect to the U.S.$750,000,000 5.250% Notes due 2026 of Ultrapar International S.A. to be duly executed.

Dated: [ ]

ULTRAPAR PARTICIPAÇÕES S.A. as Guarantor

By:
Name: Title:

By:
Name: Title:
IPIRANGA PRODUTOS DE PETRÓLEO S. as Guarantor

By:
Name: Title:

By:
Name: Title:

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Issuer with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this Note occurring prior to October 6, 2017, the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

Check One

☐ (1) This Note is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the U.S. Securities Act of 1933, as amended, and certification in the form of Exhibit E to the Indenture is being furnished herewith.

☐ (2) This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the U.S. Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit D to the Indenture is being furnished herewith.

or

☐ (3) This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:

Seller

By:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:1

By:
To be executed by an executive officer

[1]

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF NOTES1

The following exchanges of a part of this Global Note for Physical Notes or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in original principal amount of this Global Note	Amount of increase in original principal amount of this Global Note	Original principal amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee

[1]	For Global Notes.

EXHIBIT B

RESTRICTED LEGEND

THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) REPRESENTS THAT IT IS NOT AN “AFFILIATE” (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF ANY OF THE ISSUER OR THE GUARANTORS AND (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), OR (B) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT;

(2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN EXCEPT (A) TO THE GUARANTORS, THE ISSUER, OR ANY OF THEIR SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER AND THE TRUSTEE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTIONS” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.

B-1

REGULATION S LEGEND

THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) REPRESENTS THAT IT IS NOT AN “AFFILIATE” (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF ANY OF THE ISSUER OR THE GUARANTORS AND (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), OR (B) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT;

(2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN EXCEPT (A) TO THE GUARANTORS, THE ISSUER, OR ANY OF THEIR SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER AND THE TRUSTEE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTIONS” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.

PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR CERTIFICATED NOTES OTHER THAN IN ACCORDANCE WITH THE TERMS OF THE INDENTURE.

THIS LEGEND WILL BE REMOVED AFTER 40 CONSECUTIVE DAYS BEGINNING ON AND INCLUDING THE DATE OF THE CLOSING OF THE ORIGINAL OFFERING. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.

B-2

EXHIBIT C

DTC LEGEND

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

C-1

EXHIBIT D

Regulation S Certificate

                    ,

The Bank of New York Mellon

101 Barclay Street, Floor 7E

New York, New York 10286

USA

Attn: Global Corporate Trust

Re:	ULTRAPAR INTERNATIONAL S.A., as Issuer

5.250% Notes due 2026 (the “Notes”)

Issued under the Indenture (the “Indenture”) dated as of

October 6, 2016 relating to the Notes

Ladies and Gentlemen:

Terms are used in this Certificate as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.

[CHECK A OR B AS APPLICABLE.]

❑	A. This Certificate relates to our proposed transfer of US$ principal amount of Notes issued under the Indenture. We hereby certify as follows:

1.

The offer and sale of the Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2.

Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States;

3.	Neither we, any of our affiliates, nor any person acting on our or their behalf, has made any directed selling efforts in the United States with respect to the Notes;

4.	The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

5.

If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Securities, and the proposed transfer takes place during the first 40 days following the execution of the Indenture, or we are an officer or director of the Issuer or an Initial Purchaser (as defined in the Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

❑	B. This Certificate relates to our proposed exchange of US$ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us. We hereby certify as follows:

1.

At the time the offer and sale of the Notes was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad;

2.

Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and we did not pre-arrange the transaction in the United States.; and

3.	The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

You and the Issuer are entitled to rely conclusively upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours, [NAME OF SELLER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name: Title: Address

Date:

Signature Guarantee:1

By:
To be executed by an executive officer

[1]

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT E

Rule 144A Certificate

                    ,

The Bank of New York Mellon

101 Barclay Street, Floor 7E

New York, New York 10286

USA

Attn: Global Corporate Trust

Re:	ULTRAPAR INTERNATIONAL S.A., as Issuer

5.250% Notes due 2026 (the “Notes”)

Issued under the Indenture (the “Indenture”) dated as of

October 6, 2016 relating to the Notes

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐ A.	Our proposed purchase of US$ principal amount of Notes issued under the Indenture.

☐ B.	Our proposed exchange of US$ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

We and, if applicable, each account for which we are acting in the aggregate owned and invested more than US$[•] in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of                    , 200    , which is a date on or since close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Issuer as we have requested pursuant to Rule 144A(d)(4) to the extent that the Issuer is not then subject to Section 13 or 15(d) of the Exchange Act, or is not exempt from reporting pursuant to Rule 12g3 2(b) under the Exchange Act or have determined not to request such information.

You and the Issuer are entitled to conclusively rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours, [NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name: Title: Address

Date:

E-1

Signature Guarantee:1

By:
To be executed by an executive officer

[1]

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

E-3